                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                           REVOLVING CREDIT AGREEMENT

                                      among

                              PIER 1 IMPORTS, INC.,
                                    Borrower

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
              Administrative Agent, Arranger, and Sole Book Runner

                             BANK OF AMERICA, N.A.,
                                Syndication Agent

                                       and

                              JPMORGAN CHASE BANK,
                              Documentation Agent,

                                       and

                            THE LENDERS NAMED HEREIN,
                                     Lenders

                                  $125,000,000

                           DATED AS OF AUGUST 22, 2003

                                TABLE OF CONTENTS

                                                                                                                   Page
SECTION 1         DEFINITIONS AND TERMS...........................................................................   1
         1.1     Definitions......................................................................................   1
         1.2     Number and Gender of Words; Other References....................................................   16
         1.3     Accounting Principles...........................................................................   17
         1.4     Currency References.............................................................................   17

SECTION 2         BORROWING PROVISIONS...........................................................................   17
         2.1     Revolver Facility...............................................................................   17
         2.2     LC Subfacility..................................................................................   17
         2.3     Swing Line Subfacility..........................................................................   20
         2.4     Increase in Revolver Commitment.................................................................   22
         2.5     Terminations or Reductions of Commitments.......................................................   22
         2.6     Borrowing Procedure.............................................................................   23

SECTION 3         TERMS OF PAYMENT...............................................................................   23
         3.1     Loan Accounts, Notes, and Payments..............................................................   24
         3.2     Interest and Principal Payments.................................................................   24
         3.3     Prepayments.....................................................................................   25
         3.4     Interest Options................................................................................   25
         3.5     Quotation of Rates..............................................................................   25
         3.6     Default Rate....................................................................................   26
         3.7     Interest Recapture..............................................................................   26
         3.8     Interest Calculations...........................................................................   26
         3.9     Maximum Rate....................................................................................   26
         3.10     Interest Periods...............................................................................   27
         3.11     Conversions....................................................................................   27
         3.12     Order of Application...........................................................................   27
         3.13     Sharing of Payments, Etc.......................................................................   28
         3.14     Offset.........................................................................................   28
         3.15     Booking Borrowings.............................................................................   29

SECTION 4         CHANGE IN CIRCUMSTANCES........................................................................   29
         4.1     Increased Cost and Reduced Return...............................................................   29
         4.2     Limitation on Types of Loans....................................................................   30
         4.3     Illegality......................................................................................   31
         4.4     Treatment of Affected Loans.....................................................................   31
         4.5     Compensation....................................................................................   31
         4.6     Taxes...........................................................................................   31

SECTION 5         FEES...........................................................................................   33
         5.1     Treatment of Fees...............................................................................   33
         5.2     Fees of Administrative Agent and Arranger.......................................................   33
         5.3     Commitment Fee..................................................................................   33
         5.4     Utilization Fee.................................................................................   34
         5.5     LC Fees.........................................................................................   34

SECTION 6.        SECURITY; GUARANTIES...........................................................................   34
         6.1     Guaranties......................................................................................   34
         6.2     Release of Guaranties...........................................................................   35

         6.3     Control; Limitation of Rights...................................................................   35

SECTION 7         CONDITIONS PRECEDENT...........................................................................   35
         7.1     Conditions Precedent to Closing.................................................................   35
         7.2     Conditions Precedent to Each Borrowing..........................................................   35

SECTION 8         REPRESENTATIONS AND WARRANTIES.................................................................   36
         8.1     Purpose of Credit Facility......................................................................   36
         8.2     Existence, Good Standing, Authority, and Authorizations.........................................   36
         8.3     Subsidiaries; Capital Stock.....................................................................   36
         8.4     Authorization and Contravention.................................................................   37
         8.5     Binding Effect..................................................................................   37
         8.6     Financial Statements............................................................................   37
         8.7     Litigation, Claims, Investigations..............................................................   37
         8.8     Taxes...........................................................................................   37
         8.9     Environmental Matters...........................................................................   37
         8.10     Employee Benefit Plans.........................................................................   38
         8.11     Properties; Liens..............................................................................   38
         8.12     Government Regulations.........................................................................   38
         8.13     Intellectual Property..........................................................................   38
         8.14     Compliance with Laws...........................................................................   38
         8.15     Regulation U...................................................................................   39
         8.16     Full Disclosure................................................................................   39
         8.17     No Default.....................................................................................   39
         8.18     Solvent........................................................................................   39
         8.19     Tax Shelter Regulations........................................................................   39
         8.20     Labor Matters..................................................................................   39

SECTION 9         COVENANTS......................................................................................   39
         9.1     Use of Proceeds.................................................................................   39
         9.2     Books and Records...............................................................................   40
         9.3     Items to be Furnished...........................................................................   40
         9.4     Inspections.....................................................................................   41
         9.5     Taxes...........................................................................................   41
         9.6     Payment of Obligations..........................................................................   41
         9.7     Maintenance of Existence, Assets, and Business..................................................   41
         9.8     Insurance.......................................................................................   42
         9.9     Preservation and Protection of Rights...........................................................   42
         9.10     Employee Benefit Plans.........................................................................   42
         9.11     Environmental Laws.............................................................................   42
         9.12     Debt and Guaranties............................................................................   42
         9.13     Liens..........................................................................................   43
         9.14     Transactions with Affiliates...................................................................   44
         9.15     Compliance with Laws and Documents.............................................................   44
         9.16     Fiscal Year and Accounting Methods.............................................................   44
         9.17     Government Regulations.........................................................................   44
         9.18     Restrictions on Subsidiaries...................................................................   44
         9.19     Sale of Assets.................................................................................   45
         9.20     Accounts Receivable Financing..................................................................   45
         9.21     Mergers and Dissolutions.......................................................................   45
         9.22     Financial Covenants............................................................................   45
         9.23     Additional Guaranties..........................................................................   45

         9.24     Restricted Investments.........................................................................   46
         9.25     Treasury Stock Redemptions.....................................................................   46
         9.26     Further Assurances.............................................................................   46

SECTION 10        DEFAULT........................................................................................   46
         10.1     Payment of Obligation..........................................................................   46
         10.2     Covenants......................................................................................   46
         10.3     Debtor Relief..................................................................................   46
         10.4     Judgments and Attachments......................................................................   47
         10.5     Government Action..............................................................................   47
         10.6     Misrepresentation..............................................................................   47
         10.7     Change of Control..............................................................................   47
         10.8     Default Under Other Debt and Agreements........................................................   47
         10.9     Employee Benefit Plans.........................................................................   48
         10.10    LCs............................................................................................   48
         10.11    Validity and Enforceability of Loan Documents..................................................   48
         10.12    Dissolution....................................................................................   48
         10.13    Ownership of Loan Parties......................................................................   48
         10.14    SEC Reporting Requirements.....................................................................   48

SECTION 11        RIGHTS AND REMEDIES............................................................................   48
         11.1     Remedies Upon Default..........................................................................   48
         11.2     Loan Party Waivers; No Release.................................................................   49
         11.3     Performance by Administrative Agent............................................................   49
         11.4     Delegation of Duties and Rights................................................................   50
         11.5     Not in Control.................................................................................   50
         11.6     Course of Dealing..............................................................................   50
         11.7     Cumulative Rights..............................................................................   50
         11.8     Application of Proceeds........................................................................   50
         11.9     Certain Proceedings............................................................................   50
         11.10    Expenditures by Lenders........................................................................   51
         11.11    Indemnification................................................................................   51

SECTION 12        AGREEMENT AMONG LENDERS........................................................................   51
         12.1     Administrative Agent; LC Issuers...............................................................   51
         12.2     Expenses.......................................................................................   53
         12.3     Proportionate Absorption of Losses.............................................................   53
         12.4     Delegation of Duties; Reliance.................................................................   53
         12.5     Limitation of Liability........................................................................   54
         12.6     Default........................................................................................   55
         12.7     Limitation of Liability........................................................................   56
         12.8     Relationship of Lenders........................................................................   56
         12.9     Benefits of Agreement..........................................................................   56
         12.10    Agents.........................................................................................   56
         12.11    Obligations Several............................................................................   57

SECTION 13        MISCELLANEOUS..................................................................................   57
         13.1     Headings.......................................................................................   57
         13.2     Nonbusiness Days...............................................................................   57
         13.3     Communications; Facsimile Copies...............................................................   57
         13.4     Form and Number of Documents...................................................................   58
         13.5     Exceptions to Covenants........................................................................   58

         13.6     Survival.......................................................................................   58
         13.7     GOVERNING LAW..................................................................................   58
         13.8     Invalid Provisions.............................................................................   59
         13.9     Entirety.......................................................................................   59
         13.10    Waiver of Jury Trial...........................................................................   59
         13.11    Amendments, Consents, Conflicts, and Waivers...................................................   59
         13.12    Multiple Counterparts..........................................................................   60
         13.13    Successors and Assigns; Assignments and Participations.........................................   61
         13.14    Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances....................   63
         13.15    Confidentiality................................................................................   63

                             SCHEDULES AND EXHIBITS

Schedule 1.1    -   Fiscal-Month ends
Schedule 2.1    -   Lenders and Commitments
Schedule 7.1    -   Conditions Precedent to Closing
Schedule 8.3    -   Capital Stock and Partnership Interests;
Schedule 9.13   -   Existing Liens

Exhibit A-1     -   Form of Revolver Note
Exhibit A-2     -   Form of Swing Line Note
Exhibit B-1     -   Form of Borrowing Notice
Exhibit B-2     -   Form of Conversion Notice
Exhibit B-3     -   Form of LC Request
Exhibit C       -   Form of Guaranty
Exhibit D       -   Form of Compliance Certificate
Exhibit E       -   Form of Assignment and Acceptance Agreement

                           REVOLVING CREDIT AGREEMENT

         THIS REVOLVING CREDIT AGREEMENT is entered into as of August 22, 2003, among PIER 1 IMPORTS, INC. a Delaware corporation ("BORROWER"), Lenders (hereinafter defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (hereinafter defined), for itself and the other Lenders, BANK OF AMERICA, N.A., as Syndication Agent (hereinafter defined), and JPMORGAN CHASE BANK, as Documentation Agent (hereinafter defined).

                                    RECITALS

         Borrower has requested that Lenders extend a revolving credit facility to Borrower not to exceed a total outstanding principal amount of $125,000,000 (subject to increase pursuant to SECTION 2.4) at any time (with certain subfacilities for letters of credit and swing-line advances) to be used by Borrower as provided in SECTION 8.1. Lenders are willing to extend the requested credit facility on the terms and conditions of this agreement.

         ACCORDINGLY, for adequate and sufficient consideration, Borrower, Lenders, and Agents agree as follows:

SECTION 1 DEFINITIONS AND TERMS.

         1.1      DEFINITIONS. As used herein:

         ADMINISTRATIVE AGENT means Wells Fargo Bank, National Association, and its permitted successors or assigns as "Administrative Agent" for Lenders under the Loan Documents.

         ADMINISTRATIVE QUESTIONNAIRE means an Administrative Details Form in a form supplied by Administrative Agent.

         AFFILIATE of any Person means any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise). Without limiting the generality of the foregoing, a Person shall be deemed to be controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

         AGENTS means, collectively, Administrative Agent, Syndication Agent, and Documentation Agent.

         AGREEMENT means this Revolving Credit Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

         APPLICABLE LENDING OFFICE means, for each Lender and for each Type of Borrowing, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office that such Lender (or an affiliate of such Lender) may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof.

         APPLICABLE MARGIN means, from time to time, the following percentage per annum, based upon the Debt Rating as set forth below:

                                                          APPLICABLE MARGIN
                                       --------------------------------------------------------
 PRICING
LEVEL FROM
HIGHEST TO          DEBT RATINGS       COMMITMENT          EURODOLLAR RATE
  LOWEST            S&P/MOODY'S           FEE                BORROWINGS         UTILIZATION FEE
-----------------------------------------------------------------------------------------------
    1                BBB+/Baa1 or
                        better           0.150%                0.500%               0.100%
----------------------------------------------------------------------------------------------
    2                  BBB/Baa2          0.175%                0.750%               0.100%
----------------------------------------------------------------------------------------------
    3                  BBB-/Baa3         0.200%                1.000%               0.125%
----------------------------------------------------------------------------------------------
    4                   BB+/Ba1          0.250%                1.250%               0.125%
----------------------------------------------------------------------------------------------
    5                 Worse than
                    BB+/Ba1 or Not
                         Rated           0.300%                1.500%               0.200%
----------------------------------------------------------------------------------------------

For purposes of the foregoing: (a) if the Debt Rating issued by Moody's and the Debt Rating issued by S&P shall fall within different Pricing Levels (but not more than one (1) Pricing Level apart), then the Applicable Margin shall be determined by reference to the higher Pricing Level (e.g., if the Debt Rating issued by S&P is in Pricing Level 1 and the Debt Rating issued by Moody's is in Pricing Level 2, then the Applicable Margin shall be determined by reference to Pricing Level 1); (b) if the Debt Rating issued by Moody's and the Debt Rating issued by S&P shall fall within different Pricing Levels (and by more than one
(1) Pricing Level), then the Applicable Margin shall be determined by reference to the Pricing Level that is one (1) Pricing Level higher than the lower Pricing Level (e.g., if the Debt Rating issued by S&P is in Pricing Level 1 and the Debt Rating issued by Moody's is in Pricing Level 4, then the Applicable Margin shall be determined by reference to Pricing Level 3); and (c) if either Moody's or S&P no longer publishes ratings and Borrower and Administrative Agent cannot agree on another ratings agency to replace Moody's or S&P, as the case may be, then the Debt Rating issued by Moody's or the Debt Rating issued by S&P, as the case may be, shall be deemed to be "Not Rated."

Initially, the Applicable Margin shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to SCHEDULE 7.1, ITEM 18. Thereafter, each change in the Applicable Margin resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, commencing on the date of delivery by Borrower to Administrative Agent of notice thereof pursuant to SECTION 9.3(c)(vi) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

         ARRANGER means Wells Fargo Bank, National Association and its successors and assigns, in its capacity as arranger and sole book manager under the Loan Documents.

         ASSIGNMENT AND ACCEPTANCE is defined in SECTION 13.13(b)(iv).

         ATTRIBUTABLE DEBT means, with respect to any Synthetic Lease, as of any date of determination, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction (and in the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental obligation shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

         AUTHORIZATIONS means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.

         BASE RATE means, for any day, the rate per annum equal to the higher of
(a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate.

         BASE RATE BORROWING means a Borrowing bearing interest at the Base
Rate.

         BORROWER is defined in the preamble to this Agreement.

         BORROWING means any amount disbursed (a) by one or more Lenders under the Loan Documents (under the Revolver Facility or the Swing Line Subfacility), whether such amount constitutes an original disbursement of funds, the continuation of an amount outstanding, or funding under SECTION 2.2(c), or (b) by any Lender in accordance with, and to satisfy the obligations of any Loan Party under, any Loan Document.

         BORROWING DATE is defined in SECTION 2.8(a).

         BORROWING NOTICE means a request for Borrowing made pursuant to SECTION 2.8(a), substantially in the form of EXHIBIT B-1.

         BUSINESS DAY means (a) for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas or New York, New York, and
(b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

         CAPITAL EXPENDITURES means an expenditure for any fixed asset, or any improvements or additions thereto, which should be capitalized on a balance sheet in accordance with GAAP.

         CAPITAL LEASE means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

         CLOSING DATE means the date upon which this Agreement has been executed by Borrower, Lenders, and Administrative Agent and all conditions precedent specified in SECTION 7.1 have been satisfied or waived.

         CODE means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         COMMITMENT FEE is defined in SECTION 5.3.

         COMMITMENT PERCENTAGE means, at any date of determination, for any Lender, the proportion (stated as a percentage) that its Committed Sum bears to the aggregate Committed Sums of all Lenders.

         COMMITTED SUM means for any Lender at any date of determination occurring prior to the Termination Date, the amount stated beside such Lender's name on SCHEDULE 2.1 to this Agreement or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be increased, reduced, or cancelled from time to time in accordance with the Loan Documents.

         COMPANIES means, at any date of determination thereof, Borrower and each of its direct and indirect Subsidiaries; and COMPANY means, on any date of determination, Borrower or any of its direct or indirect Subsidiaries.

         COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer, substantially in the form of EXHIBIT D.

         CONSEQUENTIAL LOSS means any loss or expense which any Lender may reasonably incur in respect of a Eurodollar Rate Borrowing as a consequence of any event described in SECTION 4.5.

         CONSTITUENT DOCUMENTS means, with respect to any Person, its articles or certificate of incorporation, bylaws, partnership agreements, organizational documents, limited liability company agreements, trust agreement, or such other document as may govern such Person's formation, organization, and management.

         CONVERSION NOTICE means a request pursuant to SECTION 3.11, substantially in the form of EXHIBIT B-2.

         CURRENT FINANCIALS means, at the time of any determination thereof, the more recently delivered to Lenders of either (a) (i) the audited Financial Statements for the fiscal year ended March 1, 2003, calculated on a consolidated basis for the Companies; and (ii) the unaudited Financial Statements for the Fiscal Quarter ended May 31, 2003, calculated on a consolidated basis for the Companies; or (b) the Financial Statements required to be delivered under SECTIONS 9.3(a) or 9.3(b), as the case may be, calculated on a consolidated basis for the Companies.

         DEBT means (without duplication), for any Person, the sum of the following: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, loan agreements, or similar instruments; (c) all obligations to pay the deferred purchase price of property or services except trade accounts payable arising in the ordinary course of business; (d) all direct or contingent obligations in respect of letters of credit (including standby letters of credit, but expressly excluding all commercial letters of credit), banker's acceptances, bank guaranties, surety bonds, and similar instruments; (e) indebtedness that is secured (or for which the holder of the Debt has an existing right, contingent or otherwise to be so secured) by any Lien existing on property owned or acquired by any Company, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f) obligations of such Person under Capital Leases; (g) Attributable Debt associated with Synthetic Leases; and (h) any Receivables Financing Amount. For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.

         DEBT RATING means, as of any date of determination, the most recently-announced rating as determined by either S&P or Moody's (collectively, the "DEBT RATINGS") assigned to Borrower's non-credit-enhanced, senior unsecured long-term Debt, regardless of whether all or any part of such Debt has been issued at the time such rating was issued.

         DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

         DEFAULT is defined in SECTION 10.

         DEFAULTING LENDER means any Lender that (a) has failed to fund any portion of the Borrowings, participations in LCs, or participations in Swing Line Borrowings required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         DEFAULT RATE means a per annum rate of interest equal from day to day to the lesser of (a) the sum of the Base Rate plus 2% and (b) the Maximum Rate.

         DOCUMENTATION AGENT means JPMorgan Chase Bank, and its permitted successors and assigns as "Documentation Agent" under the Loan Documents.

         DOLLARS and the symbol $ means lawful money of the United States of America.

         DOMESTIC SUBSIDIARY of any Person means a direct or indirect Subsidiary of such Person that is organized or incorporated under the Laws of a jurisdiction of the United States, other than a direct or indirect Subsidiary of a Foreign Subsidiary of such Person.

         EBITDA means, for any Person, as calculated at any date of determination with respect to the most recently ended Rolling Period (unless otherwise indicated), the sum (without duplication and without giving effect to any extraordinary losses or gains during such period) of (a) Net Income or deficit during such period, plus (b) to the extent already deducted in computing such Net Income, (i) income Tax expense, (ii) Interest Expense during such period, and (iii) depreciation, depletion, amortization, and other non-cash expense items during such period. In calculating EBITDA for the Companies for any period, such calculation shall be adjusted to give effect to any acquisitions and divestitures of or by the Companies during such period as if such transactions had occurred on the first day of such period regardless of whether the effect is positive or negative.

         ELIGIBLE ASSIGNEE means (a) a Lender; (b) an Affiliate of a Lender (so long as such assignment is not made in conjunction with the sale of such Affiliate); and (c) any other Person approved by (i) Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and (ii) unless a Default or Potential Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 13.13, Borrower (which approval shall not be unreasonably withheld or delayed by Borrower and such approval shall be deemed given by Borrower if no objection is received by the assigning Lender and Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower); provided, however, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.

         EMPLOYEE PLAN means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and established or maintained by any Loan Party, Subsidiary thereof, or ERISA Affiliate, but not including any Multiemployer Plan.

         ENVIRONMENTAL LAW means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.)

     ("CERCLA"), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C.
Section 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. Section 11001 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. Section 4321 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Section 6901 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

         ENVIRONMENTAL LIABILITY means any obligation, liability (including, without limitation, any strict liability), loss, fine, penalty, charge, Lien, damage, cost, or expense of any kind to the extent that it results (a) from any violation of or any obligation or liability under any Environmental Law, (b) from the presence, Release, or threatened Release of any Hazardous Substance, or
(c) from actual or threatened damages to natural resources.

         ENVIRONMENTAL PERMIT means any permit, license, or other Authorization from any Governmental Authority that is required under any Environmental Law for the lawful conduct of any business, process, or other activity.

         EQUITY ISSUANCE means any issuance on and after the Closing Date by Borrower of any shares of Stock, other than (a) present and future shares of Stock issued to employees, directors, or consultants of Borrower under any stock option plan or other benefit or compensation plans or arrangements of Borrower, and (b) Stock issued upon the exercise of any warrants or options, so long as, no Default or Potential Default exists or arises as a result thereof.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings thereunder.

         ERISA AFFILIATE means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is, or has been within the past six years, a member of any Company's controlled group or which is, or has been within the past six years, under common control with any Company within the meaning of Section 414(b), (c), (m), or (o) of the Code.

         ERISA EVENT means any of the following: (a) the occurrence of a Reportable Event; (b) the application for a minimum funding waiver with respect to an Employee Plan, or becoming obligated to file with the PBGC a notice of failure to make a required payment with respect to any Employee Plan; (c) the provision by the administrator of any Employee Plan of a notice of intent to terminate such Employee Plan; (d) the withdrawal by any Company or ERISA Affiliate, in whole or in part, from a Multiemployer Plan; (e) the occurrence of any condition (under ERISA, the Code, or otherwise) for the imposition of a Lien in favor of the PBGC on the assets of any Company or ERISA Affiliate; (f) the adoption of an amendment to an Employee Plan requiring the provision of security to such Employee Plan; (g) institution by the PBGC of proceedings to terminate or impose liability in respect of (other than premiums under Section 4007 of ERISA), any Employee Plan, or the occurrence of any event or condition that constitutes grounds for termination of, or the appointment of a trustee to administer, any Employee Plan; (h) institution by the sponsor of a Multiemployer Plan of proceedings to terminate or reorganize such Multiemployer Plan, or to impose withdrawal liability on any Company or ERISA Affiliate with respect to such Multiemployer Plan; (i) the cessation of operations at a facility of any Company or ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; or (j) any Company or ERISA

Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code).

         EURODOLLAR RATE" means for any Interest Period with respect to any Eurodollar Rate Borrowing:

                  (a) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period,

                  (b) if the rate referenced in the preceding CLAUSE (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding CLAUSES (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Borrowing being made, continued or converted by Wells Fargo and with a term equivalent to such Interest Period would be offered by Wells Fargo to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         EURODOLLAR RATE BORROWING means a Borrowing bearing interest at the sum of the Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings.

         EXISTING CREDIT AGREEMENT means the Credit Agreement dated November 12, 1998, between Borrower, Bank of America, N.A., and certain lenders party thereto.

         EXCLUDED TAXES has the meaning set forth in SECTION 4.6(a) herein.

         EXHIBIT means an exhibit to this Agreement unless otherwise specified.

         FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

         FINANCIAL HEDGE means, for any Company, any present or future, whether master or single, agreement, document, or instrument providing for, or constituting an agreement to enter into,

(a) commodity hedge, (b) any arrangement for foreign-currency-exchange protection, and (c) any interest-rate swap, cap, collar, or similar arrangement, including, without limitation, any "swap agreement" (as defined in 11 U.S.C.
Section 101, as in effect from time to time, or any successor statute).

         FINANCIAL STATEMENTS means balance sheets, statements of operations, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets shall be in comparative form to the prior fiscal year-end figures.

         FISCAL MONTH means a period of four or five weeks having seven days in each week ending on a Saturday and that otherwise approximates a calendar-monthly period. The fiscal-month ends for 2004 through 2007 are described on SCHEDULE 1.1. Reference to a Fiscal Month by the name of a calendar month means the Fiscal Month that encompasses the most of that calendar month (e.g., the Fiscal Month of August 2004 ends on August 30, 2003).

         FISCAL QUARTER means any quarter of a fiscal year ending on the last day of a Fiscal Month (e.g., the second fiscal quarter in 2004 ends on August 30, 2003). The Fiscal-Quarter ends for 2004 through 2006 are indicated on
SCHEDULE 1.1 by asterisks.

         FIXED CHARGE COVERAGE RATIO means, for the Companies on a consolidated basis and without duplication, at any date of determination, the ratio of: (a) the sum of (i) EBITDA of the Companies for the most recently ended Rolling Period, plus Lease Expense of the Companies during such Rolling Period, minus
(ii) the amount paid for Maintenance Capital Expenditures by the Companies during such Rolling Period to (b) Fixed Charges determined as of such date of determination.

         FIXED CHARGES means, with respect to the Companies on a consolidated basis and without duplication, the sum of (a) all regularly-scheduled principal payments with respect to Debt (other than the Principal Debt) required to be paid within the twelve (12) months following such date of determination, (b) Lease Expense of the Companies, and (c) cash Interest Expense (each of the foregoing items (b) and (c) calculated for the most recently ended Rolling Period).

         FOREIGN SUBSIDIARY of any Person means a Subsidiary of such Person that is organized or incorporated under the Laws of a jurisdiction other than a jurisdiction of the United States.

         GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

         GOVERNMENTAL AUTHORITY means any (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

         GOVERNMENT SECURITIES means (to the extent they mature within one year from the date in question) readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America, and (b) obligations of an agency or instrumentality of, or corporation owned, controlled, or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

         GUARANTOR means any Person, including, but not limited to, all Material Domestic Subsidiaries of Borrower (other than Pier 1 National Bank), who undertakes to be liable for all or any part of the Obligation by execution of a Guaranty.

         GUARANTY means (a) a Guaranty in substantially the form and upon the terms of EXHIBIT C, executed and delivered by any Person pursuant to the requirements of the Loan Documents; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Guaranty made in accordance with the Loan Documents.

         HAZARDOUS SUBSTANCE means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated, under any Environmental Law, including without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

         HEDGE TERMINATION VALUE means, in respect of any one or more Financial Hedges, after taking into account the effect of any legally enforceable netting agreement relating to such Financial Hedges, (a) for any date on or after the date such Financial Hedges have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in CLAUSE (a), the amount(s) determined as the mark-to-market value(s) for such Financial Hedges, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Financial Hedges (which may include a Lender or any Affiliate of a Lender).

         INTEREST EXPENSE means, for any period of calculation thereof, for any Person, the aggregate amount of all interest (including commitment fees) on all Debt of such Person, whether paid in cash or accrued as a liability and payable in cash during such period (including, without limitation, imputed interest on Capital Lease obligations and Attributable Debt; the amortization of any original issue discount on any Debt; net payment obligations under Financial Hedges of the type described in CLAUSE (c) of the definition of "Financial Hedge"; and all cash premiums or penalties for the repayment, redemption, or repurchase of Debt.

         INTEREST PERIOD is determined in accordance with SECTION 3.10.

         INVESTMENT means, in respect of any Person, any loan, advance, extension of credit, or capital contribution to that Person, any investment in that Person, or any purchase or commitment to purchase any Stock or Debt issued by that Person or substantially all of the assets or a division or other business unit of that Person.

         LAWS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

         LC means the standby letter(s) of credit issued hereunder in the form agreed upon among Borrower, the applicable LC Issuer, and the beneficiary thereof at the time of issuance thereof and participated in by Lenders pursuant to the terms and conditions of SECTION 2 hereof.

         LC AGREEMENT means a letter of credit application and agreement (in form and substance satisfactory to the applicable LC Issuer) submitted by Borrower to the applicable LC Issuer for an LC for its own account (and for its benefit or the benefit of any other Company); provided that this Agreement shall control any conflict or inconsistency between this Agreement and any such LC Agreement.

         LC EXPOSURE means, at any time and without duplication, the sum of (a) the aggregate undrawn portion of all uncancelled and unexpired LCs plus (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings of drafts under any LC.

         LC ISSUER means with respect to each LC, the Lender that issues such LC and shall be either (a) Wells Fargo or (b) any other Lender that has agreed in writing to issue, increase, or extend one or more LCs under this Agreement and has been approved by Administrative Agent and Borrower; provided that no more than two Lenders (other than Wells Fargo) may be LC Issuers at any date of determination. Any Lender may resign as LC Issuer upon giving 30 days prior written notice to Borrower; provided that such Lender shall continue to be a LC Issuer for purposes of this Agreement for all LCs issued at the time of such resignation until such time as such LCs expire or are replaced.

         LC REQUEST means a request pursuant to SECTION 2.2(a), substantially in the form of EXHIBIT B-3.

         LC SUBFACILITY means a subfacility of the Revolver Facility for the issuance of LCs as described in and subject to the limitations of SECTION 2.2, under which the LC Exposure may never (a) collectively exceed $50,000,000 and
(b) together with the Principal Debt may never exceed the Revolver Commitment.

         LEASE EXPENSE means, for any Company, for any period, and without duplication, lease, rental, and all other payments made in respect of or in connection with operating leases to the extent deducted in arriving at EBITDA, regardless of whether the operating lease is a Synthetic Lease.

         LENDERS means, on any date of determination, the financial institutions named on SCHEDULE 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the addition of new Lenders pursuant to SECTION
2.4 and to reflect the assignments made in accordance with SECTION 13.13(b) of this Agreement), and subject to the terms and conditions of this Agreement, and their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement).

         LEVERAGE RATIO means, with respect to the Companies on a consolidated basis, at any date of determination thereof, the ratio of (a) the Debt of the Companies outstanding on such date to (b) EBITDA of the Companies.

         LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         LITIGATION means any action by or before any Governmental Authority.

         LOAN ACCOUNT means any record (including, without limitation, the Register) maintained by any Lender in the ordinary course of business or by Administrative Agent evidencing the Principal Debt and other Obligation owed to such Lender.

         LOAN DOCUMENTS means (a) this Agreement, the Notes, the Guaranties, LCs, and LC Agreements, (b) all agreements, documents, or instruments in favor of Agents or Lenders ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation, and (c) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing; provided however, that a Financial Hedge of any Loan Party with any Lender or any Affiliate thereof shall not be deemed a Loan Document.

         LOAN PARTIES means, on any date of determination, Borrower and all Guarantors.

         MAINTENANCE CAPITAL EXPENDITURES means, for any Fiscal Quarter, an amount equal to the actual Capital Expenditures incurred by the Companies during that Fiscal Quarter for the maintenance and improvement of the Company-operated retail stores, other than Capital Expenditures incurred in connection with new store openings.

         MATERIAL ADVERSE EVENT means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in or cause any (a) material and adverse effect on the financial condition, business, or results of operations of the Companies, taken as a whole, or (b) Default or Potential Default.

         MATERIAL AGREEMENT means any written or oral agreement, contract, commitment, or understanding under which any Company is obligated to make payments or is entitled to receive revenues in excess of $10,000,000 in any fiscal year.

         MATERIAL SUBSIDIARY means, at any time, either:

                  (a) Any Subsidiary of Borrower (other than a Subsidiary created for the purpose of securitizing accounts receivable of Borrower and its other Subsidiaries) that has (or, in respect of a newly formed or acquired Subsidiary, would have on a pro forma basis) contributed at least 5% of any of (i) the gross revenues of the Companies for the immediately preceding fiscal year of the Companies, or (ii) the Net Income of the Companies for the immediately preceding fiscal year of the Companies, or (iii) the Tangible Net Worth of the Companies as of the last day of the immediately preceding fiscal year of the Companies; or

                  (b) All Subsidiaries of Borrower at any time when all Companies that would not otherwise be Material Subsidiaries according to CLAUSE (a) above shall have (or, in respect of newly formed or acquired Subsidiaries, would have on a pro forma basis) collectively contributed more than 25% of any of (i) the gross revenues of the Companies for the immediately preceding fiscal year of the Companies, or (ii) the Net Income of the Companies for the immediately preceding fiscal year of the Companies, or (iii) the Tangible Net Worth of the Companies as of the last day of the immediately preceding fiscal year of the Companies.

         MATERIAL DOMESTIC SUBSIDIARY means a Domestic Subsidiary that is also a Material Subsidiary.

         MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         MAXIMUM REVOLVER AMOUNT means an amount equal to $150,000,000, which amount shall not be increased without the approval of all Lenders.

         MOODY'S means Moody's Investors Services, Inc., or, if Moody's no longer publishes ratings, another nationally recognized rating agency acceptable to Administrative Agent.

         MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Company or any ERISA Affiliate is making, has made, is accruing, or has accrued, an obligation to make contributions or has, within any of the preceding five plan years, made or accrued an obligation to make contributions.

         NET INCOME means, for any period and any Person, net income determined on a consolidated basis in accordance with GAAP applied on a consistent basis, but excluding as income (a) net gains on the sale, conversion, or other disposition of capital assets and net gains on the acquisition, retirement, sale, or other disposition of capital stock and other securities of such Person,
(b) any write-up of any assets, and (c) any other net gain or credit of an extraordinary nature.

         NOTES means, at the time of any determination thereof, all outstanding and unpaid Revolver Notes and the Swing Line Note.

         OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals, modifications, and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any other Agent, any Lender, or any Affiliate of any Lender by any Company arising from, by virtue of, or pursuant to any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents.

         OSHA means the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 671 et seq.

         PARTICIPANT is defined in SECTION 13.13(e).

         PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

         PERMITTED INVESTMENT means the following:

                  (a)      Government Securities;

                  (b) Collective investment funds created pursuant to Regulation 9 of the Office of the Comptroller of the Currency of the United States, rated AAA by S&P or Aaa by Moody's and in compliance with Securities and Exchange Commission Rule 2(a)7, that are invested solely in one or more securities of the United States government, securities issued by one or more agencies of the United States government, repurchase agreements, reverse repurchase agreements, and individual corporate securities rated AAA by S&P or Aaa by Moody's;

                  (c) Certificates of deposit, eurodollar certificates of deposit, demand and time deposits, and prime bankers acceptances issued by any financial institution organized and existing under the laws of the United States of America or any of its states and having on the date of the investment an S&P rating of at least A- or A-1 or a Moody's rating of at least A-3 or P-1, in each case due within one year after the date of the making of the investment;

                  (d) Fully collateralized repurchase agreements, with a financial institution described in CLAUSE (C) above, having a defined termination date, fully secured by obligations of the United States government, or its agencies, and due within one year after the date of the making of the investment;

                  (e) Tax-exempt mutual funds that invest in municipal securities rated A1 or higher or AA or higher by S&P or P1 or higher or Aa or higher by Moody's and in compliance with Securities and Exchange Commission Rule 2(a)7;

                  (f) Variable-rate tax-exempt demand notes issued by municipalities and rated AA or higher by S&P or Aa or higher by Moody's and due within one year after the date of the making of the investment;

                  (g) Commercial paper issued by corporations and rated A2 or higher by S&P or P2 or higher by Moody's and corporate debt obligations rated BBB or higher by S&P or Baa2 or higher by Moody's. So long as the instrument is rated A1 or higher or A- or higher by S&P or P1 or higher or A3 or higher by Moody's it must be due within one year after the date of the making of the investment, otherwise it shall be due within 90 days after the date of the making of the investment;

                  (h) Loan participations through a financial institution described in CLAUSE (c) above provided the underlying corporate credit is rated A2 or higher by S&P and P2 or higher by Moody's and provided such loan participations are limited in duration to overnight investments;

                  (i) Purchases of a majority of the outstanding Stock of any Person;

                  (j) Investments by any one or more Loan Parties in other Loan Parties so long as no Default or Potential Default exists or arises as a result thereof;

                  (k) Working-capital advances from Borrower to The Pier Retail Group Limited that are not outstanding more than 90 days and that never exceed a total of $5,000,000 principal amount outstanding at any time;

                  (l) Borrower's ownership of beneficial interests in securitized receivables or in any master trust established in connection with the sale of accounts receivable for an accounts receivable financing or securitization facility;

                  (m) Loans or advances to directors, officers, and employees of the Loan Parties that never exceed a total of $10,000,000 outstanding for all of the Loan Parties and to the extent not prohibited by the Sarbanes-Oxley Act of 2002;

                  (n) Indebtedness of customers created in any Loan Party's ordinary course of business in a manner consistent with its present practices; and

                  (o)      Financial Hedges not for speculative purposes.

         PERMITTED LIENS means, with respect to the Companies, Liens permitted under SECTION 9.13 as described in such Section.

         PERSON means any individual, entity, or Governmental Authority.

         POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

         PRIME RATE means the per annum rate of interest established and announced from time to time by Wells Fargo as its "prime rate" based upon various factors including Wells Fargo's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

         PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Revolver Facility (including, without limitation, Borrowings under the Swing Line Subfacility), together with (but without duplication) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings under any LC.

         PRO RATA or PRO RATA PART, for each Lender, means on any date of determination (a) the proportion which the Principal Debt owed to such Lender (whether held directly or through a participation and determined after giving effect thereto) bears to the Principal Debt owed to all Lenders at the time in question, and (b) if no Principal Debt is outstanding, then the proportion that the aggregate of such Lender's Committed Sums then in effect bears to the Revolver Commitment then in effect.

         RECEIVABLES FINANCING AMOUNT means, as of any date of determination, the amount of the liability that would be included on a consolidated balance sheet of the Companies, if the sale of accounts receivable under a Securitization Facility were re-characterized as a financing transaction.

         REGISTER is defined in SECTION 13.13(c).

         REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

         REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

         REPORTABLE EVENT shall have the meaning specified in Section 4043 of ERISA or the regulations issued thereunder in connection with an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations other than those events described in sections 4043.21, 4043.24, and 4043.28 of such regulations, including each such provision as it may subsequently be renumbered.

         REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

         REQUIRED LENDERS means, subject to the proviso set forth below, (a) if there is only one Lender hereunder, such Lender, (b) if there is more than one Lender, but only one non-Defaulting Lender, hereunder, such non-Defaulting Lender, and (c) if there is more than one non-Defaulting Lender hereunder, (i) on any date of determination on and after the date of the Closing Date and prior to the Termination Date, two or more Lenders holding more than 50% of the Revolver Commitment; and (ii) on any date of determination on or after the Termination Date, two or more Lenders holding more than 50% of the sum of (without duplication) (A) Principal Debt plus (B) the aggregate Rights of Lenders with respect to LCs, whether such Rights result from Lenders' issuance of LCs or participations in LCs under SECTION 2.2(b); provided that the Revolver Commitment of, and the portion of Principal Debt and Rights with respect to LCs held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         RESPONSIBLE OFFICER means the chairman, president, chief executive officer, chief financial officer, executive vice president, senior vice president, or treasurer of Borrower, or, for all purposes under the Loan Documents, any other officer designated from time to time by the Board of Directors of Borrower, which designated officer is acceptable to Administrative Agent.

         RESTRICTED INVESTMENT means Investments that are not Permitted Investments.

         REVOLVER COMMITMENT means an amount (subject to reduction, cancellation, or increase as herein provided) equal to $125,000,000.

         REVOLVER COMMITMENT USAGE means, at the time of any determination thereof, the sum of (a) the aggregate Principal Debt (including the Swing Line Principal Debt) plus, without duplication, (b) the LC Exposure.

         REVOLVER FACILITY means the credit facility as described in and subject to the limitations set forth in SECTION 2.1 hereof, including the LC Subfacility and the Swing Line Subfacility.

         REVOLVER NOTE means any promissory note executed pursuant to SECTION 3.1(b) in substantially the form of EXHIBIT A-1, and all renewals and extensions of all or any part thereof.

         RIGHTS means rights, remedies, powers, privileges, and benefits.

         ROLLING PERIOD means, on any date of determination, the most recent 12-month period ended on the last day of the most recently ended Fiscal Quarter.

         SCHEDULE means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Documents.

         SECURITIZATION FACILITY means any facility established for the purchase or financing of accounts receivable of the Companies, which receivables are created through the use of Pier 1 National Bank's proprietary credit card.

         SOLVENT means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

         S&P means Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), or if S&P no longer publishes ratings, another nationally recognized ratings agency acceptable to Administrative Agent.

         STOCK means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or nonvoting, including common stock, preferred stock, or any other similar "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         SUBFACILITIES means, collectively, the LC Subfacility and the Swing Line Subfacility; SUBFACILITY means, either of the LC Subfacility or the Swing Line Subfacility.

         SUBSIDIARY means, in respect of any Person (herein referred to as the "PARENT"), any corporation, partnership, limited liability company, association, or other business entity (a) of which Stock representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or more than fifty percent (50%) of the general partnership interests are, at the time any determination is being made, owned, Controlled, or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the Parent or one or more Subsidiaries of the Parent or by the Parent and one or more Subsidiaries of the Parent. "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of Stock, by contract, or otherwise, and "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

         SWING LINE BORROWING means any Borrowing under the Swing Line Subfacility.

         SWING LINE COMMITMENT means an amount (subject to availability, reduction, or cancellation as herein provided) equal to $15,000,000.

         SWING LINE LENDER means Wells Fargo Bank, National Association, and its successors and assigns.

         SWING LINE NOTE means any promissory note executed pursuant to SECTION 3.1(b) in substantially the form of EXHIBIT A-2, and all renewals and extensions of all or any part thereof.

         SWING LINE PRINCIPAL DEBT means, on any date of determination, that portion of the Principal Debt outstanding under the Swing Line Subfacility.

         SWING LINE SUBFACILITY means the subfacility under the Revolver Facility described in, and subject to the limitations of, SECTION 2.3.

         SYNDICATION AGENT means Bank of America, N.A., and its permitted successors or assigns as "Syndication Agent" under the Loan Documents.

         SYNTHETIC LEASE means a lease that is accounted for as an operating lease for accounting purposes, but as a Capital Lease for tax purposes.

         TANGIBLE ASSETS means, at any time and for any Person, the sum of (a) the book value of all assets, minus (b) all assets treated as intangible assets under GAAP (including goodwill, trademarks, trade names, copyrights, patents, and unamortized debt discount and expense).

         TANGIBLE NET WORTH means, at any time and for any Person, the sum of
(i) its stockholders' equity, minus (ii) the total (without duplication of deductions already made in arriving at stockholders' equity) of the book value of all assets treated as intangible assets under GAAP, including, but not limited to, goodwill, trademarks, trade names, copyrights, patents, and unamortized debt discount and expense.

         TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

         TERMINATION DATE means the earlier of (a) August 22, 2006, and (b) the effective date of any other termination, cancellation, or acceleration of all commitments to lend under the Revolver Facility.

         TYPE means any type of Borrowing determined with respect to the interest option applicable thereto.

         UTILIZATION FEE is defined in SECTION 5.4.

         VOTING STOCK means securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         WELLS FARGO means Wells Fargo Bank, National Association, in its individual capacity as a Lender, and its successors and assigns.

         1.2 NUMBER AND GENDER OF WORDS; OTHER REFERENCES. Unless otherwise specified in the Loan Documents, (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender,
(b) heading and caption references may not be construed in interpreting provisions, (c) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (d) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (e) references to "including" mean including without limiting the generality of any description preceding that word, (f) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (g) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (h) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (i) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.3 ACCOUNTING PRINCIPLES. All accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. If Borrower or any Lender determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the others and Administrative Agent not later than ten (10) days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change. If Borrower and Required Lenders have not agreed on revised covenants within thirty (30) days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

         1.4 CURRENCY REFERENCES. Unless otherwise specified herein, all dollar amounts expressed herein shall refer to Dollars.

SECTION 2 BORROWING PROVISIONS.

         2.1 REVOLVER FACILITY. Each Lender severally, but not jointly, agrees to lend to Borrower such Lender's Commitment Percentage of one or more Borrowings under the Revolver Facility not to exceed such Lender's Committed Sum, which Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; provided that,
(a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date; (b) each such Borrowing shall be in an amount not less than $1,000,000 or a greater integral multiple of $500,000 if a Eurodollar Rate Borrowing, $500,000 or a greater integral multiple of $100,000 if a Base Rate Borrowing or $250,000 or a greater integral multiple of $50,000 if a Swing Line Borrowing; and (c) on any date of determination, the Revolver Commitment Usage shall never exceed the Revolver Commitment.

         2.2      LC SUBFACILITY.

                  (a) Conditions. Subject to the terms and conditions of this Agreement and applicable Law, the applicable LC Issuer agrees to issue LCs upon Borrower's application therefor (denominated in Dollars) by delivering to Administrative Agent and the applicable LC Issuer a properly completed LC Request and an LC Agreement with respect thereto no later than 10:00 a.m. Dallas, Texas time three Business Days before such LC is to be issued; provided that, (i) on any date of determination and after giving effect to any LC to be issued on such date, the Commitment Usage shall never exceed the Revolver Commitment then in effect, (ii) on any date of determination and after giving effect to any LC to be issued on such date, the LC Exposure shall never exceed $50,000,000 (as such commitment under the LC Subfacility may be reduced or canceled as herein provided), (iii) at the time of issuance of such LC, no Default or Potential

         Default shall have occurred and be continuing, and (iv) each LC must expire no later than the earlier of the Termination Date or one year from its issuance; provided that, any LC may provide for automatic renewal for successive twelve month periods (but no renewal period may extend beyond the Termination Date) unless the applicable LC Issuer has given prior notice to the applicable beneficiary of its election not to extend such LC. Prior to issuing any LC, the applicable LC Issuer shall confirm with Administrative Agent that the condition in CLAUSE (i) above is satisfied.

                  (b) Participations. Immediately upon the issuance by any LC Issuer of any LC, the applicable LC Issuer shall be deemed to have sold and transferred to each other Lender, and each other such Lender shall be deemed irrevocably and unconditionally to have purchased and received from the applicable LC Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage in such LC, the LC Agreement related thereto, and all Rights of the applicable LC Issuer in respect thereof (other than Rights to receive certain fees provided for in SECTION 5.5(b)).

                  (c) Reimbursement Obligation. To induce LC Issuers to issue and maintain LCs and to induce Lenders to participate in issued LCs, Borrower agrees to pay or reimburse the applicable LC Issuer (i) on the date on which any draft is presented under any LC, the amount of any draft paid or to be paid by such LC Issuer and (ii) promptly, upon demand, the amount of any fees (in addition to the fees described in SECTION 5) which such LC Issuer customarily charges to a Person similarly situated in the ordinary course of its business for amending LC Agreements, for honoring drafts under letters of credit, and taking similar action in connection with letters of credit. If Borrower has not reimbursed the applicable LC Issuer for any drafts paid or to be paid within 24 hours of demand therefor by such LC Issuer, Borrower shall be deemed to have requested and Administrative Agent is hereby irrevocably authorized to fund such reimbursement obligations as a Base Rate Borrowing to the extent of availability under the Revolver Facility. The proceeds of such Borrowing shall be advanced directly to the relevant LC Issuer in payment of Borrower's unpaid reimbursement obligation. If for any reason, funds cannot be advanced under the Revolver Facility, then Borrower's reimbursement obligation shall continue to be due and payable. Borrower's obligations under this
         SECTION 2.2(c) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have at any time against any LC Issuer, Administrative Agent, or any other Person. From the date that the applicable LC Issuer pays a draft under a LC until the related reimbursement obligation of Borrower is paid or funded by proceeds of a Borrowing, the unpaid reimbursement obligations shall accrue interest at the Default Rate, which accrued interest shall be payable on demand.

                  (d) General. Each LC Issuer shall promptly notify Borrower and Administrative Agent of the date and the amount of any draft presented for honor under any LC issued by such LC Issuer (but failure to give any such notice shall not affect Borrower's obligations under this Agreement). The applicable LC Issuer shall pay the requested amount upon presentment of a draft for honor unless such presentment on its face does not comply with the terms of the applicable LC. When making payment, the applicable LC Issuer may disregard (i) any default or potential default that exists under any other agreement and (ii) the obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and the applicable LC Issuer shall not be liable for any obligation of any Person thereunder). Borrower's reimbursement obligations to the LC Issuers, Administrative Agent, and Lenders, and each Lender's obligations to the LC Issuers and Administrative Agent, under this SECTION 2.2 are absolute and unconditional irrespective of, and the LC Issuers and Administrative Agent are not responsible for, (i) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements which appear appropriate on their face (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (ii) any dispute by any Company with or any Company's claims, setoffs, defenses, counterclaims, or other Rights against any LC Issuer, Administrative Agent, any Lender, or any other Person, or
         (iii) the occurrence of any Potential Default or Default. However, nothing in this SECTION 2.2 constitutes a waiver of the Rights of Borrower or any Lender to assert any claim or defense based upon the gross negligence or willful misconduct of any LC Issuer. To the extent any Lender has funded its ratable share of any draft under an LC, then Administrative Agent shall promptly distribute reimbursement payments received from Borrower to such Lender according to its ratable share. In the event any payment by Borrower received by Administrative Agent with respect to any LC and distributed to Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by Administrative Agent, contribute such Lender's ratable portion of the amount set aside, avoided, or recovered, together with interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it.

                  (e) Obligation of Lenders. If Borrower fails to reimburse any LC Issuer as provided in SECTION 2.2(c) within 24 hours of the demand therefor by such LC Issuer and funds cannot be advanced under the Revolver Facility to satisfy the reimbursement obligations, then such LC Issuer shall promptly notify Administrative Agent of such fact and Administrative Agent shall promptly notify each Lender of Borrower's failure, of the date and the amount of the draft paid, and of such Lender's Commitment Percentage thereof. Each Lender shall promptly and unconditionally fund its participation interest in such unreimbursed draft by making available to Administrative Agent (for the benefit of the relevant LC Issuer) in Dollars in immediately available funds such Lender's Commitment Percentage of the unreimbursed draft. Funds are due and payable to Administrative Agent on or before 1:00 p.m., Dallas, Texas time on the Business Day when Administrative Agent gives notice to each Lender of Borrower's reimbursement failure (if given prior to 10:00 a.m., Dallas, Texas time) or on the next succeeding Business Day (if notice was given after 10:00 a.m., Dallas, Texas time). All amounts payable by any Lender shall accrue interest at the Federal Funds Rate from the day the applicable draft is paid by the relevant LC Issuer to (but not including) the date the amount is paid by the Lender to Administrative Agent.

                  (f) Duties of LC Issuers. Each LC Issuer agrees with each Lender that it will exercise and give the same care and attention to each LC that it issues as it gives to its other letters of credit. No LC Issuer shall have any liability to any Lender with respect to such LCs (other than liability arising from the gross negligence or willful misconduct of such LC Issuer). Each Lender and Borrower agree that, in paying any draw under any LC, no LC Issuer shall have any responsibility to obtain any document (other than any documents required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering any such document. LC Issuers, Administrative Agent, Lenders, and their respective Representatives shall not be liable to any other Lender or any Company for any LCs use or for any beneficiary's acts or omissions. Any action, inaction, error, delay, or omission taken or suffered by any LC Issuer, Administrative Agent, or any of their Representatives under or in connection with any LC, applicable drafts or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with such Laws as any LC Issuer, Administrative Agent, or any of their Representatives may deem applicable and in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits, as supplemented by the Supplement for Electronic Presentation, each issued by the International Chamber of Commerce, as in effect on the date of issue of such LC, shall be binding upon the Companies and Lenders and shall not place any LC Issuer, Administrative Agent, or any of their Representatives under any resulting liability to any Company or any Lender. No less than once each month, each LC Issuer shall give a summary report of the issued and outstanding LCs of such LC Issuer to Administrative Agent, in form and substance satisfactory to Administrative Agent, and Administrative Agent shall distribute such summary reports to Lenders promptly upon receipt thereof.

                  (g) Cash Collateral. On the Termination Date, or on any date that the LC Exposure exceeds the then-effective commitment under the LC Subfacility, or upon any demand by any LC Issuer upon the occurrence and during the continuance of a Default, Borrower shall provide to Administrative Agent, for the benefit of LC Issuers and Lenders, (i) cash collateral in Dollars in an amount equal to 110% of the LC Exposure existing on such date, such cash and all interest thereon shall constitute cash collateral for all LCs, and (ii) such additional cash collateral as any LC Issuer or Administrative Agent may from time to time require, so that the cash collateral amount shall at all times equal 110% of the LC Exposure. Any cash collateral deposited under this CLAUSE (G), and all interest earned thereon, shall be held by Administrative Agent and invested and reinvested at the expense and the written direction of Borrower, in U.S. Treasury Bills with maturities of no more than ninety (90) days from the date of investment.

                  (h) INDEMNIFICATION. BORROWER SHALL PROTECT, INDEMNIFY, PAY, AND SAVE EACH LC ISSUER, ADMINISTRATIVE AGENT, AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, OR LOSSES OF, OR OWED TO THIRD PARTIES (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ANY LC ISSUER, ADMINISTRATIVE AGENT, LENDERS, OR THEIR RESPECTIVE REPRESENTATIVES), AND ANY AND ALL RELATED COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS'
         FEES), WHICH ANY LC ISSUER, ADMINISTRATIVE AGENT, OR ANY LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (I) THE ISSUANCE OF ANY LC, (II) ANY DISPUTE ABOUT A LC, OR (III) THE FAILURE OF ANY LC ISSUER TO HONOR A DRAFT UNDER SUCH LC AS A RESULT OF ANY ACT OR OMISSION (WHETHER RIGHT OR WRONG) OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY. HOWEVER, NO PERSON IS ENTITLED TO INDEMNITY HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING INDEMNITY PROVISIONS SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

                  (i) LC Agreements. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, drafts under any LC shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Agreement and any LC Agreement, the terms of this Agreement shall be controlling.

         2.3      SWING LINE SUBFACILITY.

                  (a) For the convenience of the parties and as an integral part of the transactions contemplated by the Loan Documents, Swing Line Lender, solely for its own account, agrees to make any requested Borrowing of $250,000 or a greater integral multiple of $50,000, subject to those terms and conditions applicable to Borrowings set forth in SECTIONS 7.2(c) through (g), directly to Borrower as a Swing Line Borrowing without requiring any other Lender to fund its Pro Rata Part thereof unless and until SECTION 2.3(b) is applicable; provided that: (i) each Swing Line Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date;
         (ii) the aggregate Swing Line Principal Debt outstanding on any date of determination shall not exceed the Swing Line Commitment; (iii) on any date of determination, the Revolver Commitment Usage shall never exceed the Revolver Commitment;

         (iv) the Principal Debt outstanding on any date of determination shall not exceed the Revolver Commitment then in effect; (v) at the time of such Swing Line Borrowing, no Default or Potential Default shall have occurred and be continuing; (vi) each Swing Line Borrowing shall bear interest at a rate per annum equal to the Base Rate; provided that at any time after Lenders are deemed to have purchased, pursuant to
         SECTION 2.3(b), a participation in any Swing Line Borrowing, such Borrowing shall bear interest at the Default Rate; and (vii) no additional Swing Line Borrowing shall be made at any time after any Lender has refused, notwithstanding the requirements of SECTION 2.3(b), to purchase a participation in any Swing Line Borrowing as provided in such Section, and until such purchase shall occur or until the Swing Line Borrowing has been repaid. Each Swing Line Borrowing shall be available and may be prepaid on same day telephonic notice from Borrower to Swing Line Lender, so long as such notice is received by Swing Line Lender prior to 2:00 p.m., Dallas, Texas time. Accrued interest on Swing Line Borrowings shall be due and payable on each March 31, June 30, September 30, and December 31, and on the Termination Date.

                  (b)      Swing Line Borrowings shall be due no later than ten
         (10) Business Days after such Swing Line Borrowing is made. If Borrower fails to repay any Swing Line Borrowing as provided herein, then Borrowers shall be deemed to have requested and Administrative Agent is hereby irrevocably authorized to fund such amount as a Base Rate Borrowing to the extent of availability under the Revolver Facility. If funds cannot be or are not advanced under the Revolver Facility to satisfy the obligations under the Swing Line Subfacility, Administrative Agent shall timely notify each Lender of such failure and of the date and amount not paid. No later than the close of business on the date such notice is given (if such notice was given prior to 12:00 noon, Dallas, Texas time on any Business Day, or, if made at any other time, on the next Business Day following the date of such notice), each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Swing Line Lender an undivided interest and participation in such Swing Line Borrowing to the extent of such Lender's Pro Rata Part thereof, and each Lender shall make available to Swing Line Lender in immediately available funds such Lender's Pro Rata Part of the unpaid amount of such Swing Line Borrowing. All such amounts payable by any Lender shall include interest thereon from the date on which such payment is payable by such Lender to, but not including, the date such amount is paid by such Lender to Administrative Agent, at the Federal Funds Rate. If such Lender does not promptly pay such amount upon Administrative Agent's demand therefor, and until such time as such Lender makes the required payment, Swing Line Lender shall be deemed to continue to have outstanding a Swing Line Borrowing in the amount of such unpaid obligation. Each payment by Borrower of all or any part of any Swing Line Borrowing shall be paid to Administrative Agent for the ratable benefit of Swing Line Lender and those Lenders who have funded their participations in such Swing Line Principal Debt under this SECTION 2.3(b); provided that, with respect to any such participation, all interest accruing on the Swing Line Principal Debt to which such participation relates prior to the date of funding such participation shall be payable solely to Swing Line Lender for its own account. In the event that any payment received by the Swing Line Lender is required to be returned, each Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

                  (c) Notwithstanding anything to the contrary in this Agreement, each Lender's obligation to fund the Borrowings and to purchase and fund participating interests pursuant to SECTION 2.3(b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense, or other Right which such Lender or Borrower may have against the Swing Line Lender, Borrower, or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Potential Default or a Default or the failure to satisfy any of the conditions specified in SECTION 7; (iii) any adverse change in the condition (financial or otherwise) of any Company; (iv) any breach of this

         Agreement by Borrower, any Guarantor, or any Lender; or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing.

         2.4 INCREASE IN REVOLVER COMMITMENT. So long as no Default or Potential Default exists or arises as a result therefrom, Borrower may on a one-time basis request any one or more Lenders to increase their respective Committed Sums or request other financial institutions first approved by Administrative Agent (which approval shall not be unreasonably withheld or delayed by Administrative Agent and shall be deemed given by Administrative Agent if no objection is received by Borrower from Administrative Agent within five Business Days after notice of such other financial institution has been provided to Administrative Agent) to agree to a Committed Sum, so that the Revolver Commitment may be increased to no more than the Maximum Revolver Amount. Any such increase of the Revolver Commitment must be effected by an amendment that is executed in accordance with SECTION 13.11 by Borrower, Administrative Agent, and the one or more Lenders who have agreed to increase their Committed Sums or by new Lenders who have agreed to new Committed Sums. No Lender is obligated to increase its Committed Sum under any circumstances, and no Lender's Committed Sum may be increased except by its execution of an amendment to this Agreement in accordance with SECTION 13.11. Each new Lender providing such additional Committed Sum shall be a "Lender" hereunder, entitled to the rights and benefits, and subject to the duties, of a Lender under the Loan Documents. No such increase may be requested if an Event of Default shall have occurred and be continuing at the time of such request or at the time such increase is requested to be made. In such case, each Lender's Commitment Percentage shall be recalculated to reflect the new proportionate share of the revised Revolver Commitment and the Lender responsible for the additional Committed Sum (the "PURCHASING LENDER") shall, immediately upon receiving notice from Administrative Agent, pay to each Lender an amount equal to its Pro Rata Part of the Principal Debt outstanding as of such date. All such payments with respect to the Principal Debt shall reduce the outstanding Principal Debt owed to each Lender receiving such payments and shall represent advances under the Revolver Facility to Borrower by the purchasing Lender; all such payments with respect to funded participations under the Swing Line Subfacility or LC Subfacility (as the case may be) shall reduce the applicable participation of each Lender receiving such payment and shall represent the purchase by the purchasing Lender of a participation under the Swing Line Subfacility or the LC Subfacility (as the case may be). The purchasing Lender shall be entitled to share ratably in interest accruing on the balances purchased, at the rates provided herein for such balances, from and after the date of purchase. All new Borrowings under the Revolver Facility occurring after an increase of the Revolver Commitment shall be funded in accordance with the Lender's revised Commitment Percentages.

         2.5      TERMINATIONS OR REDUCTIONS OF COMMITMENTS.

         (a) Voluntary Commitment Reduction. Without premium or penalty, and upon giving not less than five Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Revolver Commitment, the Swing Line Commitment, or the commitment under the LC Subfacility; provided that: (i) each partial termination of the Revolver Commitment shall be in an amount of not less than $10,000,000 or a greater integral multiple of $1,000,000; each partial termination of the Swing Line Commitment or the commitment under the LC Subfacility shall be in an amount of not less than $2,500,000 or a greater integral multiple of $500,000; and (ii) on any date of determination, the amount of the Revolver Commitment may not be reduced below the Revolver Commitment Usage, the Swing Line Commitment may not be reduced below the Swing Line Principal Debt, and the commitment under the LC Subfacility shall not be reduced below the LC Exposure. At the time of any commitment termination under this SECTION 2.5, Borrower shall pay to Administrative Agent, for the account of each Lender, any amounts that may then be due under SECTION 3.3(b), all accrued and unpaid fees then due and payable under this Agreement, the interest attributable to the amount of that reduction, and any related Consequential Loss. Any part of the Revolver

Commitment, the Swing Line Commitment, or the commitment under the LC Subfacility that is terminated may not be reinstated.

                  (b) Additional Reductions. The Swing Line Commitment and the commitment under the LC Subfacility shall each be reduced from time to time on the date of any voluntary reduction of the Revolver Commitment by the amount, if any, by which each such Subfacility exceeds the Revolver Commitment after giving effect to such reduction of the Revolver Commitment.

                  (c) Ratable Allocation of Revolver Commitment Reductions. Each reduction of the Revolver Commitment under this SECTION 2.5 shall be allocated among the Lenders in accordance with their respective Commitment Percentages.

         2.6 BORROWING PROCEDURE. The following procedures apply to all Borrowings (other than Swing Line Borrowings and Borrowings pursuant to SECTION 2.2(c)):

                  (a) Borrowing Request. Borrower may request a Borrowing by making or delivering a Borrowing Notice to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the "BORROWING DATE"), which Borrowing Notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar Rate Borrowings) Interest Period, and (iii) must be received by Administrative Agent no later than 12:00 noon Dallas, Texas time on the third Business Day preceding the Borrowing Date for any Eurodollar Rate Borrowing or 12:00 noon, Dallas, Texas time on the Business Day preceding the Borrowing Date for any Base Rate Borrowing. Administrative Agent shall timely notify each Lender with respect to each Borrowing Notice.

                  (b) Funding. Each Lender shall remit its Commitment Percentage of each requested Borrowing to Administrative Agent's principal office in Dallas, Texas, in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m. Dallas, Texas time on the applicable Borrowing Date. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by the requisite Lenders under SECTION 13.11) make such funds available to Borrower by causing such funds to be deposited to the account designated to Administrative Agent by Borrower.

                  (c) Funding Assumed. Absent contrary written notice from a Lender by 1:00 p.m. Dallas, Texas time on the applicable Borrowing Date, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand,
         (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing available as required by SECTION 2.6(b); however, failure of any Lender to make its Commitment Percentage of any Borrowing so available does not excuse any other Lender from making its Commitment Percentage of any Borrowing so available.

SECTION 3 TERMS OF PAYMENT.

         3.1      LOAN ACCOUNTS, NOTES, AND PAYMENTS.

                  (a) Loan Accounts; Noteless Transaction. The Principal Debt owed to each Lender shall be evidenced by one or more Loan Accounts or records maintained by such Lender in the ordinary course of business. The Loan Accounts or records maintained by Administrative Agent (including, without limitation, the Register) and each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowings made by Borrower from each Lender under this Agreement and the interest and principal payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower under the Loan Documents to pay any amount owing with respect to the Obligation.

                  (b) Notes. Upon the request of any Lender, made through Administrative Agent, the Principal Debt owed to such Lender may be evidenced by one or more of the following Notes (as the case may be):
         (i) a Revolver Note and (ii) a Swing Line Note (with respect to the Swing Line Principal Debt). In the event Notes are requested by any Lender, Borrower shall promptly prepare, execute, and deliver to each requesting Lender Notes payable to the order of such Lender.

                  (c) Payment. Other than the LC fees payable directly to LC Issuers pursuant to SECTION 5.5(b), all payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Administrative Agent at its principal office in Dallas, Texas in Dollars and in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m. Dallas, Texas time on the day due, without setoff, deduction, or counterclaim. Payments made after 1:00 p.m. Dallas, Texas, time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender, in accordance with its Pro Rata Part, any payment of principal, interest, fees, or other amount to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; provided such payment is received by Administrative Agent prior to 1:00 p.m. Dallas, Texas time, and otherwise before 1:00 p.m. Dallas, Texas time on the Business Day next following.

                  (d) Payment Assumed. Unless Administrative Agent has received notice from Borrower prior to the date on which any payment is due under this Agreement that Borrower will not make that payment in full, Administrative Agent may assume that Borrower has made the full payment due and Administrative Agent may, in reliance upon that assumption, cause to be distributed to the appropriate Lender on that date the amount then due to such Lenders. If and to the extent Borrower does not make the full payment due to Administrative Agent, each Lender shall repay to Administrative Agent on demand the amount distributed to that Lender by Administrative Agent together with interest for each day from the date that Lender received payment from Administrative Agent until the date that Lender repays Administrative Agent (unless such repayment is made on the same day as such distribution), at an annual interest rate equal to the Federal Funds Rate.

         3.2      INTEREST AND PRINCIPAL PAYMENTS.

                  (a) Interest. Accrued interest on each Eurodollar Rate Borrowing is due and payable on the last day of its respective Interest Period, on the date of any prepayment set forth in SECTION 3.3, and on the Termination Date; provided that, if any Interest Period is greater than three months, then accrued interest is also due and payable on the three month anniversary of the date on which such Interest Period commences and on each three month anniversary thereafter, as well as on the last day of such Interest Period. Accrued interest on each Base Rate Borrowing shall be due and payable on each March 31, June 30, September 30, and December 31, and on the Termination Date.

                  (b) Principal Debt. The Principal Debt is due and payable on the Termination Date.

         3.3      PREPAYMENTS.

                  (a) Optional Prepayments. Except as set forth herein, after giving Administrative Agent advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Principal Debt or the Swing Line Principal Debt, from time to time and at any time, in whole or in part, without premium or penalty; provided that: (i) such notice must be received by Administrative Agent by 1:00 p.m., Dallas, Texas time, (x) one Business Day preceding the date of prepayment of any Base Rate Borrowing and (y) two Business Days preceding the date of prepayment of any Eurodollar Rate Borrowing; (ii) each such partial prepayment must be in a minimum amount of at least $1,000,000 or a greater integral multiple of $100,000 thereof or such lesser amount as may be outstanding under the Revolver Facility (or with respect to prepayments of the Swing Line Principal Debt, $1,000,000 or a greater integral multiple of $100,000 thereof or such lesser amount as may be outstanding under the Swing Line Subfacility);
         (iii) any Eurodollar Rate Borrowing may only be prepaid at the end of an applicable Interest Period (unless Borrower pays the amount of any Consequential Loss); and (iv) Borrower shall pay any related Consequential Loss within ten (10) days after demand therefor. Conversions under SECTION 3.11 are not prepayments. Each notice of prepayment shall specify the prepayment date, the applicable loan hereunder of Principal Debt being prepaid, and the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein, together with (unless such prepayment is made with respect to a Base Rate Borrowing or Swing Line Borrowing) accrued and unpaid interest to the date of such payment on the aggregate principal amount prepaid. Unless a Default or Potential Default has occurred and is continuing (or would arise as a result thereof), any payment or prepayment of the Principal Debt may be reborrowed by Borrower, subject to the terms and conditions of the Loan Documents.

                  (b) Revolver Facility Mandatory Payments/Reductions. On any date of determination (i) if the Revolver Commitment Usage exceeds the Revolver Commitment then in effect, or the Swing Line Principal Debt exceeds the Swing Line Commitment then in effect, then Borrower shall make a mandatory prepayment of the Principal Debt or the Swing Line Principal Debt, as the case may be, in at least the amount of such excess, together with (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any Consequential Loss arising as a result thereof; provided that, on any such reduction date, if no Swing Line Principal Debt or Principal Debt is then outstanding, but the LC Exposure exceeds the Revolver Commitment, then Borrower shall provide to Administrative Agent, for the benefit of Lenders, cash collateral in Dollars in an amount at least equal to 110% of such excess.

         3.4 INTEREST OPTIONS. Except that the Eurodollar Rate may not be selected when a Default or Potential Default exists and except as otherwise provided in this Agreement, Borrowings bear interest at a rate per annum equal to the lesser of (a) as to the respective Type of Borrowing (as designated by Borrower in accordance with this Agreement), the Base Rate, or the Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings, and (b) the Maximum Rate. Each change in the Base Rate or the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

         3.5 QUOTATION OF RATES. It is hereby acknowledged that a Responsible Officer or other appropriately designated officer of Borrower may call Administrative Agent on or before the date on which a Borrowing Notice is to be delivered by Borrower in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Borrowing Notice is given or on the Borrowing Date.

         3.6 DEFAULT RATE. At the option of Required Lenders and to the extent permitted by Law after the occurrence and during the continuation of a Default, all of the Obligation shall bear interest from such date of Default at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment; provided that, the Default Rate shall automatically apply in the case of SECTIONS 2.2(c), 2.3(a), and 11.3 where the Default Rate is specified.

         3.7 INTEREST RECAPTURE. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between
(a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.

         3.8 INTEREST CALCULATIONS. Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of an Eurodollar Rate Borrowing (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be) and 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing. All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

         3.9 MAXIMUM RATE. Regardless of any provision contained in any Loan Document, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount. For purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "weekly ceiling" from time to time in effect under Texas Finance Code
Section 303.303, as amended. Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligation.

         3.10 INTEREST PERIODS. When Borrower requests any Eurodollar Rate Borrowing, Borrower may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which shall be, at Borrower's option and subject to availability, one, two, three, or six months; provided, however, that: (a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (unless such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or unless there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Principal Debt; and (d) no more than an aggregate of five (5) Interest Periods shall be in effect at one time.

         3.11 CONVERSIONS. Borrower may (a) convert a Eurodollar Rate Borrowing on the last day of the applicable Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and (c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving a Conversion Notice of such intent to Administrative Agent no later than 10:00 a.m. Dallas, Texas time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest Period), and no later than 10:00 a.m. Dallas, Texas time one Business Day prior to the last day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); provided that, the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $1,000,000 or a greater integral multiple of $500,000 (or such lesser amount as may be outstanding). Administrative Agent shall timely notify each Lender with respect to each Conversion Notice. Absent Borrower's Conversion Notice or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Rate Borrowing may be either made or continued as a Eurodollar Rate Borrowing, and no Base Rate Borrowing may be converted to a Eurodollar Rate Borrowing, if the interest rate for such Eurodollar Rate Borrowing would exceed the Maximum Rate. The right to convert from a Base Rate Borrowing to a Eurodollar Rate Borrowing, or to continue as a Eurodollar Rate Borrowing shall not be available during the occurrence of a Default or Potential Default.

         3.12     ORDER OF APPLICATION.

                  (a) No Default. If no Default or Potential Default exists and if no order of application is otherwise specified in the Loan Documents, payments and prepayments of the Obligation shall be applied first to fees, second to accrued interest then due and payable on the Principal Debt, and then to the remaining Obligation in the order and manner as Borrower may direct.

                  (b) Default. If a Default or Potential Default exists (or if Borrower fails to give directions as permitted under SECTION 3.12(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which Agents or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this SECTION 3.12(b)(i), a "ratable payment" for any Lender or any Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or such Agent bears to the total aggregate fees and indemnities owed to all

         Lenders and Agents on such date of determination); (ii) to the ratable payment of accrued and unpaid interest on the Principal Debt (as used in this SECTION 3.12(b)(ii), "ratable payment" means, for any Lender, on any date of determination, that proportion which the accrued and unpaid interest on the Principal Debt owed to such Lender bears to the total accrued and unpaid interest on the Principal Debt owed to all Lenders); (iii) to the ratable payment of the Swing Line Principal Debt which is due and payable and which remains unfunded by any Borrowing; provided that, such payments shall be allocated ratably among the Swing Line Lender and the Lenders which have funded their participations in the Swing Line Principal Debt (as used in this SECTION 3.12(b)(iii), "ratable payment" and "ratably" means for Swing Line Lender and any Lender, on any date of determination, that proportion which the Swing Line Principal Debt owed (whether directly or by participations) to Swing Line Lender or such Lender (as applicable) bears to the Swing Line Principal Debt owed to the Swing Line Lender and all Lenders);
         (iv) to the ratable payment of any reimbursement obligation with respect to any LC issued pursuant to the Agreement which is due and payable and which remains unfunded by any Borrowing; provided that, such payments shall be allocated ratably among the applicable LC Issuer and the Lenders which have funded their participations in such LC (as used in this SECTION 3.12(b)(iv), "ratable payment" and "ratably" means for any LC Issuer and any Lender, on any date of determination, that proportion which the reimbursement obligation under such LC owed (whether directly or by participations) to such LC Issuer or Lender (as applicable) bears to the reimbursement obligation under such LC owed to the applicable LC Issuer and all Lenders); (v) to the ratable payment of the remaining Principal Debt (as used in this SECTION 3.12(b)(v), "ratable payment" means for any Lender, on any date of determination, that proportion which the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders); (vi) to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with SECTION 2.2(g); and (vii) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate.

Subject to the provisions of SECTION 12 and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Documents.

         3.13 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.14) which is in excess of its share of any such payment in accordance with the relevant Rights of the Lenders under the Loan Documents, then such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment with each other Lender in accordance with the relevant Rights under the Loan Documents. If all or any portion of such excess payment is subsequently recovered from such purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender purchasing a participation from another Lender pursuant to this SECTION 3.13 may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

         3.14 OFFSET. If a Default exists, each Lender shall be entitled to exercise (for the benefit of all Lenders in accordance with SECTION 3.13) the Right of offset (or any similar Right existing under applicable Law) against each and every account and other property, or any interest therein, which any

Loan Party may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation.

         3.15 BOOKING BORROWINGS. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; provided that, no Affiliate shall be entitled to receive any greater payment under SECTION 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

SECTION 4 CHANGE IN CIRCUMSTANCES.

         4.1      INCREASED COST AND REDUCED RETURN.

                  (a) Changes in Law. If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                           (i) shall subject such Lender (or its Applicable Lending Office) to any Tax or other charge with respect to any Eurodollar Rate Borrowing, its Notes, or its obligation to loan Eurodollar Rate Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under the Loan Documents in respect of any Eurodollar Rate Borrowings (other than Taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                           (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the commitment of such Lender hereunder; or

                           (iii)    shall impose on such Lender (or its
                  Applicable Lending Office) or the London interbank market any other condition affecting the Loan Documents or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under the Loan Documents with respect to any Eurodollar Rate Borrowing, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this SECTION 4.1(a), Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to loan or continue Borrowings of the Type with respect to which such compensation is requested, or to convert Borrowings of any other Type into Borrowings of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 4.4 shall be applicable); provided, that such suspension shall not affect the Right of such Lender to receive the compensation so requested.

                  (b) Capital Adequacy. If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) Reserve Requirement. Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "EUROCURRENCY LIABILITIES"), additional interest on the unpaid principal amount of each Eurodollar Rate Borrowing equal to the actual costs of such reserves allocated to such Borrowing by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Borrowing; provided however, that Borrower shall have received at least 15 days' prior notice (with a copy to Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant payment date set forth in
         SECTION 3.2 herein, such additional interest shall be due and payable 15 days from receipt of such notice.

                  (d) Changes in Applicable Lending Office. Compensation Statement. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         4.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Borrowing:

                  (a) Inability to Determine Eurodollar Rate. Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) Cost of Funds. Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Borrowings for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to fund additional Eurodollar Rate Borrowings, continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Borrowings, either prepay such Borrowings or convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

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

         4.3 ILLEGALITY. Notwithstanding any other provision of the Loan Documents, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of SECTION 4.4 shall be applicable).

         4.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to fund Eurodollar Rate Borrowings or to continue, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, shall be suspended pursuant to SECTIONS 4.1, 4.2, or 4.3 hereof, such Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by SECTION 4.3 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to such conversion no longer exist:

                  (a) to the extent that such Lender's Eurodollar Rate Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

                  (b) all Borrowings that would otherwise be made or continued by such Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Borrowings pursuant to this SECTION 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Borrowings made by other Lenders are outstanding, such Lender's Base Rate Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by the Lenders and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Committed Sums.

         4.5 COMPENSATION. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or conversion of a Eurodollar Rate Borrowing for any reason (including, without limitation, the acceleration of the loan pursuant to SECTION 11.1, but excluding any conversion under SECTION 4.4) on a date other than the last day of the Interest Period for such Borrowing; or

                  (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         SECTION 7.2 to be satisfied, but excluding any conversion under SECTION 4.4) to borrow, convert, continue, or prepay a Eurodollar Rate Borrowing on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant Borrowing Notice, prepayment, continuation, or conversion under this Agreement.

         4.6      TAXES.

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

                  (a) General. Any and all payments by Borrower to or for the account of any LC Issuer, Lender, or Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each LC Issuer, Lender, and Administrative Agent, Taxes imposed on its income and franchise Taxes imposed on it by the jurisdiction under the laws of which such LC Issuer, Lender (or its Applicable Lending Office), or Administrative Agent (as the case may
         be) is organized, or any political subdivision thereof (the "EXCLUDED TAXES"). If Borrower shall be required by law to deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable under any Loan Document to any LC Issuer, Lender, or Administrative Agent,
         (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.6) such LC Issuer, Lender, or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Borrower shall furnish to Administrative Agent, at its address listed in SCHEDULE 2.1, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Stamp and Documentary Taxes. In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies (other than Excluded Taxes) which arise from any payment made under any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

                  (c) Indemnification for Taxes. Borrower agrees to indemnify each LC Issuer, Lender, and Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 4.6, but excluding all Excluded Taxes) paid by such LC Issuer, Lender, or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Withholding Tax Forms. Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the Closing Date in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) two duly completed copies of Internal Revenue Service Form W-BEN, W-8ECI, W-8IMY, W-9, or other applicable form, as the case may be, certifying in each case that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, or certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payment pursuant to the "portfolio interest" exception under Section 871(h) or 881(c) of the Code, (ii) if applicable, a statement indicating that such Holder is entitled to the "portfolio interest" exception under
         Section 871(h) or 881(c)(3) of the Code, and (iii) any other governmental forms or certificates which are necessary or required under an applicable tax treaty or otherwise by Law to reduce or eliminate withholding tax, which has been reasonably requested by Borrower or Administrative Agent. If an event (including without limitation any change in treaty, Law, or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Lender from duly completing and delivering any such form with respect to it and such Lender

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

         advises Borrower and Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, such Lender shall not be required to deliver such forms.

                  (e) Failure to Provide Withholding Forms; Changes in Tax Laws. For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to SECTION 4.6(d) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) Change in Applicable Lending Office. If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Tax Payment Receipt. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

                  (h) Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 4.6 shall survive the termination of the Revolver Commitment and the payment in full of the Obligation for two years.

SECTION 5 FEES.

         5.1 TREATMENT OF FEES. Except as otherwise provided by Law, the fees described in this SECTION 5: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in the Loan Documents, (c) shall be payable in accordance with SECTION 3.1(c), (d) shall be non-refundable, (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in interest being computed in excess of the Maximum Rate in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

         5.2 FEES OF ADMINISTRATIVE AGENT AND ARRANGER. Borrower shall pay to Administrative Agent and Arranger, as the case may be, solely for their respective accounts, the fees described in that certain separate letter agreement dated as of July 15, 2003, between Borrower, Administrative Agent, and Arranger.

         5.3 COMMITMENT FEE. Borrower shall pay to the Administrative Agent for the account of each Lender, in accordance with its Commitment Percentage, a commitment fee (the "COMMITMENT FEE") calculated daily from the Closing Date but payable in installments in arrears on each March 31, June 30, September 30, and December 31, and on the Termination Date commencing September 30, 2003. On any day of determination, the Commitment Fee shall be an amount equal to the Applicable Margin for Commitment Fees multiplied by the amount by which (a) the Revolver Commitment then in effect on

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

such day exceeds (b) the Revolver Commitment Usage on such day. Each such installment shall be calculated in accordance with SECTION 5.1(f). Solely for the purposes of this SECTION 5.3 (i) determinations of the average daily Revolver Commitment Usage shall exclude Swing Line Principal Debt, and (ii) "ratable" shall mean, for any period of determination, with respect to any Lender, that proportion of which (x) the average daily unused Committed Sum of such Lender during such period bears to (y) the amount of the average daily unused Revolver Commitment during such period.

         5.4 UTILIZATION FEE. Borrower shall pay to the Administrative Agent for the account of each Lender, in accordance with its Commitment Percentage, a utilization fee (the "UTILIZATION FEE") equal to the Applicable Margin for Utilization Fee (applied on a per diem basis) times the actual daily aggregate Revolver Commitment Usage; provided that (i) prior to the Termination Date, the Utilization Fee shall be payable only in respect of each day that such aggregate Revolver Commitment Usage exceeds 50% of the Revolver Commitment then in effect, and (ii) on and after the Termination Date, the Utilization Fee shall be payable only in respect of each day that such aggregate Revolver Commitment Usage exceeds 50% of the Revolver Commitment that was in existence on the Business Day immediately prior to the termination of the Revolver Commitment. The Utilization Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September, and December, commencing with the first such date to occur after the Closing Date, and ending on the date both the Principal Debt has been paid in full and the Revolver Commitment has been terminated. The Utilization Fee shall be calculated quarterly in arrears in accordance with SECTION 5.1(f), and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin for Utilization Fee (on a per diem basis) separately for each period during such quarter that such Applicable Margin was in effect. The Utilization Fee shall accrue at all times, including at any time during which one or more of the conditions in SECTION 7.2 is not met.

         5.5 LC FEES. As an inducement for the issuance (including, without limitation, any extension) of each LC, Borrower agrees to pay:

                  (a) To Administrative Agent, for the account of each Lender, according to each Lender's Commitment Percentage on the day the fee is payable, a LC fee payable quarterly in arrears for so long as each such LC is outstanding, on the last Business Day of each March, June, September, and December and on the expiry date of the LC. The fee for each LC or any extension thereof shall be in an amount equal to the product of (a) the Applicable Margin for Eurodollar Rate Borrowings in effect on the date of payment of such fee (calculated on a per annum basis) multiplied by (b) the stated amount of such LC.

                  (b) To the applicable LC Issuer, solely for its individual account, and in addition to such LC Issuer's ratable portion of the LC issuance fees payable pursuant to SECTION 5.5(a), a fronting fee of 0.125% of the face amount of such LC (or extensions thereof) payable on the date of issuance of any LC by such LC Issuer (or any extension thereof). In addition, Borrower shall pay to the applicable LC Issuer, solely for its individual account, standard administrative charges for LC amendments.

SECTION 6. GUARANTIES.

         6.1 GUARANTIES. As an inducement to Agents and Lenders to enter into this Agreement, Borrower shall cause each Company that is, or hereafter becomes, a Material Domestic Subsidiary of Borrower (other than Pier 1 National
Bank) to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of EXHIBIT C, providing for the guaranty of payment and performance of the Obligation. In addition, promptly after the designation, formation, or acquisition of any Company that is (or becomes) a Material Domestic Subsidiary of Borrower, Borrower shall cause such Company to execute and deliver to Administrative Agent a Guaranty substantially in the form and

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

upon the terms of EXHIBIT C, providing for the guaranty of payment and performance of the Obligation, together with certified Constituent Document of such Company, resolutions with respect to the approval of the Guaranty, and an opinion of counsel to such Company in form and substance satisfactory to Administrative Agent.

         6.2      RELEASE OF GUARANTIES.

                  (a) Upon Sale or Disposition of any Guarantor. Upon any sale, transfer, or disposition of any Guarantor which is expressly permitted pursuant to the Loan Documents (or is otherwise authorized by Required Lenders), and upon seven (7) Business Days' prior written request by Borrower (which request must be accompanied by true and correct copies of (i) all documents of transfer or disposition, including any contract of sale (except to the extent disclosure of all or any part of any such agreement is prohibited by a confidentiality provision) and (ii) all requested release instruments), Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of such Guarantor from the Guaranty.

                  (b) General Provisions. The actions of Administrative Agent under this SECTION 6.2 are subject to the following: (i) no such release of Guaranties shall be granted if any Default or Potential Default has occurred and is continuing; (ii) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Guaranties without recourse or warranty; (iii) prior to any release of Guaranties, Borrower and each remaining Guarantor shall confirm and ratify its liability with respect to the Obligation; and (iv) such release shall not in any manner discharge, affect, or impair the liability of Borrower or the remaining Guarantors for the Obligation.

         6.3 CONTROL; LIMITATION OF RIGHTS. Notwithstanding anything herein or in any other Loan Document to the contrary, (a) the transactions contemplated hereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any Loan Party by Agents or Lenders, or control, affirmative or negative, direct or indirect, by Agents or Lenders over the management or any other aspect of the operation of any Loan Party, which ownership or control remains exclusively and at all times in the Loan Parties.

SECTION 7 CONDITIONS PRECEDENT.

         7.1 CONDITIONS PRECEDENT TO CLOSING. This Agreement shall not become effective, and Lenders shall not be obligated to advance any Borrowing and LC Issuers shall not be obligated to issue any LC, as the case may be, unless Administrative Agent has received all of the agreements, documents, instruments, and other items described on SCHEDULE 7.1. Notwithstanding anything to the contrary contained herein, the Agreement shall be deemed effective upon the making of the initial extension of credit hereunder.

         7.2 CONDITIONS PRECEDENT TO EACH BORROWING. In addition to the conditions stated in SECTION 7.1, Lenders will not be obligated to fund (as opposed to continue or convert) any Borrowing, and no LC Issuer will be obligated to issue, extend the expiry date of, renew, or increase the amount of any LC, as the case may be, unless on the date of such Borrowing or issuance, extension, renewal, or increase (and after giving effect thereto), as the case may be: (a) Administrative Agent (and LC Issuer, if applicable) shall have timely received therefor a Borrowing Notice or a LC Request (together with the applicable LC Agreement), as the case may be; (b) the applicable LC Issuer shall have received the LC fees provided for in SECTION 5.5(b) hereof; (c) all of the representations and warranties of any Company set forth in the Loan Documents are true and correct in all material respects; (d) no Default or Potential

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

Default shall have occurred and be continuing or shall arise as a result of the requested Borrowing or LC; and (e) the funding of such Borrowings and issuance, extension, renewal, or increase of such LC, as the case may be, is permitted by Law. Each Borrowing Notice and LC Request delivered to Administrative Agent (or LC Issuers, as applicable) shall constitute the representation and warranty by Borrower to Administrative Agent (or LC Issuers, as applicable) that, as of the Borrowing Date or the date of issuance of, extension of the expiry date of, or renewal or increase in the amount of the requested LC, as the case may be, the statements above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior written approval of Required Lenders (or as otherwise set forth in SECTIONS 2.2(c) or 2.3(b)), Lenders may fund any Borrowing, and LC Issuers may issue, extend the expiry date of, renew, or increase any LC, without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Required Lenders specifically waive each such item in writing.

SECTION 8 REPRESENTATIONS AND WARRANTIES. Each Company represents and warrants to Administrative Agent and Lenders as follows:

         8.1 PURPOSE OF CREDIT FACILITY. Borrower will use (or will lend such proceeds to its Subsidiaries to so use) all proceeds of Borrowings for one or more of the following: (a) to repay the Debt existing under the Existing Credit Agreement and pay the related costs and expenses; (b) for working capital of the Companies; and (c) for general corporate purposes. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulation T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

         8.2 EXISTENCE, GOOD STANDING, AUTHORITY, AND AUTHORIZATIONS. Each Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization (such jurisdictions being identified on SCHEDULE 8.3, as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents). Except where not a Material Adverse Event, each Company is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same. Except where not a Material Adverse Event, each Company possesses all the Authorizations, franchises, permits, licenses, certificates of compliance, and approvals and grants of authority necessary or required in the conduct of its respective business(es), and the same are valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof. No authorization, consent, approval, waiver, license, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), non-governmental entity, or Person under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the Loan Documents by the Loan Parties.

         8.3 SUBSIDIARIES; CAPITAL STOCK. The Companies have no Subsidiaries except as disclosed on SCHEDULE 8.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents). All of the outstanding shares of capital stock (or similar voting interests) of each Company and each Subsidiary thereof are duly authorized, validly issued, fully paid, and nonassessable and are owned of record and beneficially as set forth on SCHEDULE
8.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents), free and clear of any Liens, restrictions, claims, or Rights of another Person, other than Permitted Liens, and none of such shares owned by any Company is subject to any restriction on transfer thereof except for restrictions imposed by applicable securities Laws and general corporate Laws.

         8.4 AUTHORIZATION AND CONTRAVENTION. The execution and delivery by each Loan Party of each Loan Document to which it is a party and the performance by such Loan Party of its obligations thereunder (a) are within the organizational power of such Loan Party; (b) will have been duly authorized by all necessary organizational action on the part of such Loan Party when such Loan Document is executed and delivered, (c) require no action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Document), (d) will not violate any provision of the Constituent Documents of such Loan Party, (e) will not violate any provision of Law applicable to it, other than such violations which individually or collectively could not be a Material Adverse Event, (f) will not violate any Material Agreements to which it is a party, other than such violations which could not be a Material Adverse Event, and (g) will not result in the creation or imposition of any Lien on any asset of any Loan Party, other than as contemplated by this Agreement. Each Loan Party has (or will have upon consummation thereof) all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order to effect any asset transfer, change of control, merger, or consolidations permitted by the Loan Documents.

         8.5 BINDING EFFECT. Upon execution and delivery by all parties thereto, each Loan Document will constitute a legal, valid, and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

         8.6 FINANCIAL STATEMENTS. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on, the date or dates thereof (subject only to normal year-end audit adjustments for interim statements).

         8.7 LITIGATION, CLAIMS, INVESTIGATIONS. No Company is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Company, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or threatened by or against any Company which could be a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Company that could be a Material Adverse Event.

         8.8 TAXES. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file could not be a Material Adverse Event, and all Taxes imposed upon each Company which are due and payable have been paid prior to delinquency, other than Taxes for which the criteria for Permitted Liens (as specified in SECTION 9.13(b)(vi)) have been satisfied or for which nonpayment thereof could not constitute a Material Adverse Event.

         8.9 ENVIRONMENTAL MATTERS. No Company (a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned by any Company that could be a Material Adverse Event, (b) knows of any violation by any Company of any Environmental Law, except for such violations that could not be a Material Adverse Event, or (c) knows that any Company is under any obligation to remedy any violation of any Environmental Law, except for such obligations that could not be a Material Adverse Event; provided, however, that each Company (x) to the best of its knowledge, has in full force and effect all Environmental Permits, licenses, and approvals required to conduct its operations and is operating in

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substantial compliance thereunder, and (y) has taken prudent steps to determine that its properties and operations are not in violation of any Environmental
Law.

         8.10 EMPLOYEE BENEFIT PLANS. (a) No Employee Plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code) that could reasonably be expected to be a Material Adverse Event, (b) no Company or ERISA Affiliate thereof has incurred liability to the PBGC or with respect to an Employee Plan, which liability is currently due and remains unpaid under Title IV of ERISA and could reasonably be expected to be a Material Adverse Event, (c) each Employee Plan subject to ERISA and the Code complies in all material respects, both in form and operation, with ERISA and the Code, (d) no ERISA Event has occurred or is reasonably expected to occur with respect to any Employee Plan or Multiemployer Plan which, individually or collectively with all other ERISA Events then existing, could reasonably be expected to be a Material Adverse Event, (e) the present value of all accrued benefits under each Employee Plan (based on actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by the Employee Plan's actuary with respect to such Employee Plan) did not, as of the last annual actuarial valuation date for such Employee Plan, exceed the then-current value of the assets of such Employee Plan, and (f) the present value of accrued benefits under each Employee Plan (based on PBGC actuarial assumptions used for plan termination), does not exceed the value of the assets of such Employee Plan by more than $35,000,000.

         8.11 PROPERTIES; LIENS. Each Company has good and marketable title to all its property reflected on the Current Financials, except (a) for (i) property that is obsolete, (ii) property that has been disposed of in the ordinary course of business, or (iii) property with title defects or failures in title which would not be a Material Adverse Event, or (b) as otherwise permitted by the Loan Documents. Except for Permitted Liens, there is no Lien on any property of any Company, and the execution, delivery, performance, or observance of the Loan Documents will not require or result in the creation of any Lien on such property.

         8.12 GOVERNMENT REGULATIONS. No Company is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.

         8.13 INTELLECTUAL PROPERTY. Each Company owns or has sufficient and legally enforceable Rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any such infringements or claims which, if successfully asserted against or determined adversely to any Company, could not, individually or collectively, constitute a Material Adverse Event. No infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property of any Company exists, except where such Company is actively prosecuting to cease such infringement and such infringement (if it continued unabated) could not reasonably be expected to result in a Material Adverse Event. Borrower and each other Company, has an active program to identify and protect against infringement and abandonment, their respective licenses, patents, copyrights, service marks, trademarks, trade names, trade secrets, and other intellectual property.

         8.14 COMPLIANCE WITH LAWS. No Company is in violation of any Laws (including, without limitation, Environmental Laws) other than such violations which could not, individually or collectively, be a Material Adverse Event. No Company has received notice alleging any noncompliance with any

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

Laws, except for such noncompliance which no longer exists, or which could not constitute a Material Adverse Event.

         8.15 REGULATION U. "Margin Stock" (as defined in Regulation U) constitutes less than 25% of those assets of the Companies, which are subject to any limitation on sale, pledge, or other restrictions hereunder.

         8.16 FULL DISCLOSURE. There is no material fact or condition relating to the Loan Documents or the financial condition, business, or property of any Company which could be a Material Adverse Event and which has not been related, in writing, to Administrative Agent. All information heretofore furnished by any Company to any Lender or Administrative Agent in connection with the Loan Documents was, and all such information hereafter furnished by any Company to any Lender or Administrative Agent will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

         8.17 NO DEFAULT. No Default or Potential Default exists or will arise as a result of the execution of the Loan Documents or of any Borrowing hereunder.

         8.18 SOLVENT. At the time of each Borrowing hereunder and the issuance of each LC hereunder, each Loan Party is (and after giving effect to the transactions contemplated by the Loan Documents and any incurrence of additional Debt, will be) Solvent.

         8.19 TAX SHELTER REGULATIONS. Borrower does not intend to treat the Borrowings and/or LCs and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify Administrative Agent thereof. If the Borrower so notifies Administrative Agent, Borrower acknowledges that one or more of the Lenders may treat its Principal Debt and/or its interest in Swing Line Borrowings and/or LCs as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

         8.20 LABOR MATTERS. Except where not a Material Adverse Event (a) no actual or threatened strikes, labor disputes, slow downs, walkouts, work stoppages, or other concerted interruptions of operations that involve any employees employed at any time in connection with any Company's business activities or operations exist, (b) hours worked by and payment made to the employees of any Company have not been in violation of the Fair Labor Standards Act or any other applicable Law pertaining to labor matters, (c) all payments due from any Company for employee health and welfare insurance, including, without limitation, workers compensation insurance, have been paid or accrued as a liability on its books, and (d) the business activities and operations of each Company are in compliance with OSHA and other applicable health and safety Law.

SECTION 9 COVENANTS. Each Loan Party covenants and agrees (and agrees to cause its Subsidiaries and, with respect to SECTION 9.10, its ERISA Affiliates) to perform, observe, and comply with each of the following covenants applicable to such Person, from the Closing Date and so long thereafter as Lenders are committed to fund Borrowings and any LC Issuer is committed to issue LCs under this Agreement and thereafter until the payment in full of the Principal Debt (and termination of outstanding LCs, if any) and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, unless Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Required Lenders:

         9.1 USE OF PROCEEDS. Borrower shall use (and shall cause each other Company to use) the proceeds of Borrowings only for the purposes represented herein.

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

         9.2 BOOKS AND RECORDS. The Companies shall maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP.

         9.3 ITEMS TO BE FURNISHED. Borrower shall cause the following to be furnished to Administrative Agent for delivery to Lenders:

                  (a) Promptly after preparation, and no later than 90 days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated financial condition and results of operations calculated for the Companies, as of, and for the year ended on, such day, accompanied by:

                           (i) the opinion, without material qualification, of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies; and

                           (ii)     a Compliance Certificate.

                  (b) Promptly after preparation, and no later than 45 days after the last day of each of the first three Fiscal Quarters of each year, Financial Statements showing the consolidated financial condition and results of operations calculated for the Companies for such Fiscal Quarter and for the period from the beginning of the then-current fiscal year to, such last day, accompanied by a Compliance Certificate.

                  (c) Notice, promptly after any Company knows or has reason to know of (i) the existence and status of any Litigation, any order or judgment for the payment of money, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company which could (individually or collectively) be a Material Adverse Event, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Document, (iii) a Default or Potential Default specifying the nature thereof and what action any Company has taken, is taking, or proposes to take with respect thereto, (iv) any federal, state, or local Law limiting or controlling the operations of any Company which has been issued or adopted hereafter and which could be a Material Adverse Event, (v) the receipt by any Company of notice of any violation or alleged violation of any Environmental Law or Environmental Permit or any Environmental Liability or potential Environmental Liability, which violation or liability or alleged violation or liability could, individually or collectively with other such violations or allegations, constitute a Material Adverse Event, (vi) any announcement by Moody's or S&P of any change in a Debt Rating, or (vii) the occurrence of an ERISA Event or the incurrence of any liability by any Company or ERISA Affiliate with respect to any ERISA Event, which ERISA Event or liabilities (individually or in the aggregate with all other then existing ERISA Events and related liabilities of the Companies and ERISA Affiliates) could reasonably be expected to be a Material Adverse Event, specifying the nature thereof and what action such Company or ERISA Affiliate has taken, is taking, or proposes to take with respect thereto.

                  (d) Promptly upon receipt thereof, copies of (i) all notices from the PBGC terminating or appointing a trustee for any Employee Plan, (ii) all notices of termination or reorganization from any sponsor of a Multiemployer Plan, (iii) all notices from any sponsor of a Multiemployer Plan imposing withdrawal liability on any Company or ERISA Affiliate thereof, and (iv) all notices from the PBGC regarding a potential Reportable Event or a request for information to assess the impact of any proposed transaction of any Company or ERISA Affiliate thereof.

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

                  (e) Promptly after any of the information or disclosures provided on any of the Schedules delivered pursuant to this Agreement becomes outdated or incorrect in any material respect, such revised or updated Schedule(s) as may be necessary or appropriate to update or correct such information or disclosures.

                  (f) Promptly after preparation, true, correct, and complete copies of all material reports or filings filed by or on behalf of any Company with any Governmental Authority (including the Securities and Exchange Commission).

                  (g) promptly after Borrower has notified Administrative Agent of any intention by Borrower to treat the Borrowings and/or LCs and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

                  (h) Promptly upon request therefor by Administrative Agent or Lenders, such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested, which information shall be subject to the confidentiality provisions set forth in SECTION 13.15 herein.

         9.4 INSPECTIONS. Upon reasonable notice, the Loan Parties shall allow Administrative Agent or any Lender (or their respective Representatives), at the expense of Administrative Agent or such Lender if occurring prior to the occurrence of a Default or Potential Default, and subject to the confidentiality provisions set forth in SECTION 13.15 herein, to inspect any of their properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their respective affairs, conditions, and finances with directors, officers, employees, and independent accountants of the Loan Parties, from time to time, during reasonable business hours.

         9.5 TAXES. Each Company (a) shall promptly pay when due any and all Taxes other than Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any lien securing same have been and continue to be stayed, and (b) shall not, directly or indirectly, use any portion of the proceeds of any Borrowing to pay the wages of employees unless a timely payment to or deposit with the appropriate Governmental Authorities of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

         9.6 PAYMENT OF OBLIGATIONS. Borrower shall pay the Obligation in accordance with the terms and provisions of the Loan Documents. Each Company shall promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations [other than the Obligation] are being contested in good faith by appropriate proceedings and against which reserves or other provision required by GAAP has been made).

         9.7 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Except as otherwise permitted by SECTIONS 9.20, each Company shall at all times: (a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the failure to so maintain its existence, good standing, or authority to transact business could be a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain could be a Material Adverse Event; and (c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and

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

make all necessary repairs thereto and replacements thereof except where the failure to so maintain could be a Material Adverse Event.

         9.8 INSURANCE. Each Company shall (a) carry and maintain in full force and effect at all times with financially sound and reputable insurers (or in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on) insurance in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated, and (b) maintain self-insurance only to the extent that a prudent corporation of established reputation engaged in the same or similar businesses and similarly situated would rely upon self-insurance

         9.9 PRESERVATION AND PROTECTION OF RIGHTS. Each Loan Party shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Required Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Document.

         9.10 EMPLOYEE BENEFIT PLANS. Except where not a Material Adverse Event (individually or collectively), no Loan Party shall permit any of the events or circumstances described in SECTION 8.10 to exist or occur.

         9.11 ENVIRONMENTAL LAWS. Each Company shall (a) conduct its business so as to comply with all applicable Environmental Laws except to the extent noncompliance does not constitute a Material Adverse Event and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, (b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Company or at any facility operated by any Company to the extent and degree necessary to comply with Law and to assure that any Release or threatened Release does not result in a substantial endangerment to human health or the environment, and (c) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize financial and other risks to each Company arising under applicable Environmental Laws or as a result of environmentally-related injuries to Persons or property.

         9.12 DEBT AND GUARANTIES. (a) No Subsidiary of Borrower (other than a Subsidiary created for the purpose of securitizing accounts receivable of Borrower and its other Subsidiaries) may create, incur, assume, or suffer to exist any Debt other than (i) industrial development revenue bonds existing on the date of this agreement; (ii) Debt for the construction of Borrower's new corporate headquarters building in Fort Worth, Texas, in an amount not to exceed the lesser of Borrower's cost of construction or the fair market value of the building; and (iii) other Debt so long as (x) no Default or Potential Default exists or arises as a result thereof and (y) the total Debt under this CLAUSE
(ii) does not collectively exceed 10% of the Tangible Net Worth of the Companies; and (b) no Company may have or commit to have any direct or indirect guaranties, endorsements, and other contingent obligations for Debt of any other Person except the following so long as the total principal amount guaranteed (including any unfunded principal under committed lines of credit or similar arrangements) in respect of all of the following never exceeds the Tangible Net Worth of the Companies: (i) guaranties of the Obligation; (ii) the guaranties that are existing on the Closing Date (other than in respect of the Debt under the Existing Credit Agreement and other Debt that is being refinanced by Borrowings) and all renewals, extensions, amendments, modifications, and refinancings of (but not any principal increases after the date of this agreement to) any of that Debt; (iii) guaranties of Debt of any Loan Party to the extent that the creation of that Debt constitutes Debt permitted under CLAUSE (a) of this SECTION 9.12; and (iv) guaranties of Debt that is secured by assets of the primary obligor having a fair market value at least equal to the amount of that Debt, as determined by an independent qualified appraiser selected by Borrower (which appraisal, at the

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

reasonable request of Administrative Agent and at Borrower's expense, shall be promptly updated no more than once during each 12-month period ending on or after the Closing Date).

         9.13 LIENS. No Company will, directly or indirectly, (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets, other than (i) the Loan Documents, (ii) customary provisions in leases (including Synthetic Leases) restricting the assignment thereof, and (iii) the agreements evidencing Liens permitted by CLAUSES (b)(vi) through (ix) below, so long as such prohibitions extend solely to the property or assets covered by such Liens, or (b) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, except:

                           (i)      Liens securing the Obligation;

                           (ii) Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs, but expressly excluding any Liens in favor of the PBGC or otherwise under ERISA;

                           (iii) Other Liens arising in the ordinary course of its business or the ownership of its property and assets (including easements and similar encumbrances and Liens upon shipped goods paid for by a documentary letter of credit) that were not incurred in connection with the borrowing of money, the obtaining of advances or credit, or the payment of the deferred purchase price of property or assets, that do not in the aggregate materially interfere with the operation of the applicable Company's business, and that are not a Material-Adverse Event;

                           (iv) Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased in the ordinary course of business;

                           (v) The following, so long as the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provisions (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: (i) claims and Liens for Taxes (other than Liens relating to Environmental Laws or ERISA); (ii) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits; and (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens;

                           (vi) financing statements filed as protective filings on any securitized receivables;

                           (vii) Liens existing on any property of any Person at the time it becomes a Company so long as (a) that Lien does not encumber any other property of any Company and (b) the aggregate amount of Debt secured by that Lien never exceeds 100% of the fair market value of that property;

                           (viii) Liens on any property acquired, constructed, or improved by any Company after the date of this agreement and created contemporaneously with or within

                  12 months after the date of that acquisition, completion of construction, or improvement to secure Debt assumed or incurred to finance up to 100% of the purchase price or cost of construction or improvement of that property so long as that Lien encumbers only the property so acquired or constructed and any improvements to that property;

                           (ix) Liens existing on the date of this agreement and disclosed on SCHEDULE 9.13;

                           (x)      Any Lien described in CLAUSES (vi) through
                  (ix) above resulting from renewing, extending, or refunding outstanding Debt so long as the principal amount of the Debt so secured is not increased and that Lien is not extended to any other property; and

                           (xi) Other Liens incurred in connection with the borrowing of money or any other Liens so long as the total Debt secured by Liens under this CLAUSE (xi) never exceeds 5% of the Tangible Assets of the Companies.

         9.14 TRANSACTIONS WITH AFFILIATES. No Company shall (a) enter into any material transaction with any of its Affiliates (excluding transactions among or between Loan Parties), other than transactions in the ordinary course of business and upon fair and reasonable terms which have been approved by a majority of the respective Company's Board of Directors that are disinterested in such transaction, or (b) pay any salaries or other compensation, consulting fees, or management fees or other like payments to any of its Affiliates, other than in the ordinary course of business for services rendered.

         9.15 COMPLIANCE WITH LAWS AND DOCUMENTS. No Company shall violate the provisions of any Laws (including, without limitation, Environmental Laws, Environmental Permits, ERISA, and OSHA) applicable to it, or any Material Agreement to which it is a party, if such violation alone, or when aggregated with all other such violations, could be a Material Adverse Event; no Company shall violate the provisions of its Constituent Documents, or modify, repeal, replace, or amend any provision of its Constituent Documents, if such action could adversely affect the Rights of Lenders.

         9.16 FISCAL YEAR AND ACCOUNTING METHODS. No Company will change its fiscal year for book accounting purposes or its method of accounting, other than
(a) immaterial changes in methods or as required by GAAP, or (b) in connection with an acquisition, such changes to the newly-acquired entity so as to conform its fiscal year and its method of accounting to those of the Companies.

         9.17 GOVERNMENT REGULATIONS. No Company will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System, which regulates the incurrence of Debt.

         9.18 RESTRICTIONS ON SUBSIDIARIES. No Loan Party shall enter into or permit to exist any material arrangement or agreement which directly or indirectly prohibits any such Person from (a) declaring, making, or paying, directly or indirectly, any Distribution to any Loan Party, (b) paying any Debt owed to any Loan Party, (c) making loans, advances, or investments to any Loan Party, or (d) transferring any of its property or assets to any Loan Party; provided that the foregoing shall not apply to restrictions or conditions (i) imposed by Law, (ii) imposed by any Loan Document, and (iii) customarily contained in agreements relating to the sale of any Company pending the sale of such Company, so long as such restrictions and conditions apply only to the Company that is to be sold and such sale is permitted by the Loan Documents.

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

         9.19 SALE OF ASSETS. No Loan Party may sell, transfer, or otherwise dispose of (or commit to do so) any of its assets (including any equity ownership of any other Company) other than (a) sales and dispositions in the ordinary course of business for a fair and adequate consideration, (b) sales of assets which are obsolete or are no longer in use and which are not significant to the continuation of that Loan Party's business, (c) sales and dispositions among Loan Parties in compliance with the terms of SECTION 9.14, (e) sales of accounts receivable of any Loan Party pursuant to an accounts receivable financing or securitization facility, and (f) dispositions of assets, the net proceeds of which do not exceed 10% of Tangible Assets of the Companies in any fiscal year.

         9.20 PRIMARY BUSINESS. Each Loan Party shall continue to conduct substantially all of its operations in the same primary businesses as those in which the Loan Parties currently operate, which includes developing and operating specialty retail stores either (a) through Company-owned stores or through franchise arrangements in North America and Europe or (b) through franchise arrangements in other countries.

         9.21 MERGERS AND DISSOLUTIONS. No Loan Party may merge or consolidate with any other Person other than:

                  (a) Borrower may merge or consolidate with or into any other corporation so long as (i) Borrower is the continuing or surviving entity and (ii) no Default or Potential Default exists or arises as a result thereof;

                  (b) Any other Loan Party may merge or consolidate with or into any other corporation so long as (i) the successor corporation becomes a Subsidiary of Borrower and a Loan Party upon that merger or consolidation and (ii) no Default or Potential Default exists or arises as a result thereof; and

                  (c) Any Loan Party may merge or consolidate with or into any other Loan Party so long as (i) Borrower is the surviving or continuing corporation if involved, and (ii) no Default or Potential Default exists or arises as a result thereof.

         9.22 FINANCIAL COVENANTS. As calculated on a consolidated basis for the Companies:

                  (a) Leverage Ratio. Borrower shall never permit the Leverage Ratio to be greater than 2.75 to 1.00.

                  (b) Fixed Charge Coverage Ratio. Borrower shall never permit the Fixed Charge Coverage Ratio to be less than 1.25 to 1.00.

                  (c) Tangible Net Worth. Borrower shall never permit the Tangible Net Worth of the Companies (determined as of the last day of each Fiscal Quarter) to be less than the sum of (a) $469,673,000, plus
         (b) 50% of the Companies' cumulative Net Income (without deduction for losses) commencing with the Fiscal Quarter ending August 30, 2003, plus
         (c) 100% of the gross proceeds of any Equity Issuance (including changes in Tangible Net Worth due to any conversions of Debt to Stock of any Company).

         9.23 ADDITIONAL GUARANTIES. Borrower shall cause each Company that is a Material Domestic Subsidiary of Borrower formed or acquired after the date of this Agreement, or on the date hereof is not a Material Domestic Subsidiary but after the date hereof becomes a Material Domestic Subsidiary, to execute a Guaranty within thirty days after the date of its formation or acquisition, or becoming a Material Domestic Subsidiary, as the case may be.

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         9.24     RESTRICTED INVESTMENTS . No Company may make, or pay any
Restricted Investment (a) if a Default or Potential Default exists or arises as a result thereof or (b) that would cause the total Restricted Investments by all Companies during any Fiscal Year to exceed $25,000,000 for all of the Companies.

         9.25 STOCK REDEMPTIONS. Borrower shall not redeem, purchase, or otherwise acquire any of its own Stock in excess of $12,500,000 in the aggregate in any Fiscal Quarter; provided however, the limitations in this SECTION 9.25 shall not apply if (a) on any date of any such redemption, repurchase, or acquisition, (i) the Debt Rating issued by Moody's is Baa3 or better or (ii) the Debt Rating issued by S&P is BBB- or better, or (b) the average aggregate Revolver Commitment Usage over the immediately preceding Fiscal Quarter is less than $50,000,000.

         9.26 FURTHER ASSURANCES. Upon request of Administrative Agent or any Lender, each Loan Party shall promptly and at its expense (a) cure any defects in the creation, issuance, execution, and delivery of any Loan Document to which it is intended to be party and (b) execute and deliver to Administrative Agent or any Lender all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of that Loan Party under the applicable Loan Document, to further evidence and more fully describe its obligations under that Loan Document, to correct any omissions in that Loan Document, or to more fully state the obligations set out in that Loan Document.

SECTION 10 DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following events:

         10.1 PAYMENT OF OBLIGATION. The failure or refusal of any Loan Party to pay (a) any principal of the Obligation when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Documents); and (b) interest, fees, premium, or any other part of the Obligation within three Business Days after the same becomes due and payable in accordance with the Loan Documents; or

         10.2 COVENANTS. The failure or refusal of Borrower (and, if applicable, any other Loan Party) to punctually and properly perform, observe, and comply with:

                  (a) Any covenant, agreement, or condition contained in SECTIONS 9.1, 9.4, 9.7, 9.10, 9.12, 9.13, 9.14, 9.17 through 9.22,
         9.24, and 9.25.

                  (b) Any covenant, agreement, or condition contained in SECTIONS 9.3 AND 9.23, and such failure or refusal continues for 10 days; and

                  (c) Any other covenant, agreement, or condition contained in any Loan Document (other than the covenants to pay the Obligation set forth in SECTION 10.1 and the covenants in SECTIONS 10.2(a) and 10.2(b)), and such failure or refusal continues for 30 days.

         10.3 DEBTOR RELIEF. Any Loan Party (a) shall not be Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, other than as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Loan Documents (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 30 days after its filing).

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

         10.4 JUDGMENTS AND ATTACHMENTS. Any Company fails, within 60 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any of their respective assets having a value (individually or collectively) in excess of $10,000,000 which is not stayed on appeal.

         10.5 GOVERNMENT ACTION. Where either it is a Material Adverse Event or the fair value of the assets involved exceed (from and after the Closing Date and individually or collectively for all of the Loan Parties) (a) $10,000,000 in respect of a final non-appealable order is issued by any Governmental Authority (including the United States Justice Department) seeking to cause any Loan Party to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation, or similar Law, or (b) $10,000,000 in respect of any Governmental Authority condemning, seizing, or otherwise appropriating, or taking custody or control of all or any substantial portion of any Loan Party's assets.

         10.6 MISREPRESENTATION. Any representation or warranty made herein or in any Loan Document shall at any time prove to have been incorrect in any material respect when made.

         10.7 CHANGE OF CONTROL. With respect to Borrower, an event or series of events by which: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person shall be deemed to have "beneficial ownership" of all Stock that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) or more of the Stock of Borrower; or
(b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of such board or equivalent governing body on the first (1st) day of such period, (ii) whose election or nomination to such board or equivalent governing body was approved by individuals referred to in CLAUSE (i) above constituting at the time of such election or nomination at least a majority of such board or equivalent governing body, or (iii) whose election or nomination to such board or other equivalent governing body was approved by individuals referred to in CLAUSES (i) and (ii) above constituting at the time of such election or nomination at least a majority of such board or equivalent governing body.

         10.8 DEFAULT UNDER OTHER DEBT AND AGREEMENTS. (i) Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than the Obligation) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $15,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing, or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased, or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease, or redeem such Debt to be made, prior to its stated maturity, or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Financial Hedge an Early Termination Date (as defined in such Financial Hedge) resulting from (A) any event of default under such Financial Hedge as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Financial Hedge as to which Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Hedge Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than $15,000,000.

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

         10.9 EMPLOYEE BENEFIT PLANS. (a) Any Company or ERISA Affiliate shall fail to pay when due an amount or amounts for which it is liable under Title IV of ERISA, which aggregate unpaid amounts for all such entities exceed $10,000,000 in the aggregate; or (b) an ERISA Event shall occur or exist with respect to any Employee Plan or Multiemployer Plan, and as a result of such ERISA Event and all other ERISA Events then-existing, the aggregate liabilities incurred (or in the reasonable judgment of Required Lenders, likely to be incurred) of the Companies and the ERISA Affiliates to any Employee Plan, Multiemployer Plan, or the PBGC (or any combination thereof) shall exceed $10,000,000 (net of actual or, in the sole determination of Administrative Agent, likely, recoveries, payments or insurance proceeds).

         10.10 LCs. Administrative Agent or any LC Issuer shall have been served with, or becomes otherwise subject to, a court order, injunction, or other process or decree restraining or seeking to restrain it from paying any amount under any LC and either (a) there has been a drawing under such LC which any LC Issuer would otherwise be obligated to pay and Borrower has refused to reimburse the applicable LC Issuer for such payment or (b) the expiration date of such LC has occurred but the right of any beneficiary thereunder to draw under such LC has been extended past the expiration date in connection with the pendency of the related court action or proceeding and Borrower has failed to deposit with Administrative Agent (for the benefit of the applicable LC Issuer) cash collateral in an amount equal to the maximum drawing which could be made under such LC.

         10.11 VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS. Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Company party thereto or any Company shall deny in writing that it has any or any further liability or obligations under any Loan Document to which it is a party.

         10.12 DISSOLUTION. Any Loan Party shall dissolve, liquidate, or otherwise terminate its existence.

         10.13 OWNERSHIP OF LOAN PARTIES. Except as a result of transactions permitted by this Agreement, one or more Loan Parties fail to own, beneficially and of record, with power to vote, a percentage of the issued and outstanding shares of Stock of each Subsidiary of Borrower that is a Loan Party, which percentage is (a) the percentage owned by the Loan Parties as reflected on
SCHEDULE 8.3 as of the Closing Date or (b) the percentage from time to time acquired by the Loan Parties (which must be at least a majority).

         10.14 SEC REPORTING REQUIREMENTS. Borrower fails to comply with any applicable reporting requirements of the Securities Exchange Act of 1934 for which the failure to report would constitute a Material Adverse Event.

SECTION 11 RIGHTS AND REMEDIES.

         11.1     REMEDIES UPON DEFAULT.

                  (a) Debtor Relief. If a Default exists under SECTION 10.3(c) or 10.3(d), the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever, and Borrower shall be required to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with SECTION 2.2(g).

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

                  (b) Other Defaults. If any Default exists, Administrative Agent may (and, subject to the terms of SECTION 12, shall upon the request of Required Lenders) or Required Lenders may, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under SECTION 11.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of each Loan Party in and to every account and other property of any Loan Party which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, each Loan Party being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes);
         (v) if the maturity of the Obligation has not already been accelerated under SECTION 11.1(a), demand Borrower to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with SECTION 2.2(g); and (vi) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of Texas, or any other applicable jurisdiction as Administrative Agent or Required Lenders (as the case may be) shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Documents.

         11.2 LOAN PARTY WAIVERS; NO RELEASE. To the extent permitted by Law, the Loan Parties hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof). No Borrower's obligations under the Loan Documents may be released, diminished, or affected by the occurrence of any one or more of the following events: (a) any full or partial release of the liability of any other obligor on the Obligation, including, without limitation, any release of any other Borrower as contemplated by SECTION 6.2, except for any final release resulting from payment in full of such Obligation; (b) the insolvency, bankruptcy, or lack of corporate or partnership power of any other obligor at any time liable for any of the Obligation, whether now existing or occurring in the future; (c) the unenforceability of any of the Obligation against any other obligor or any security securing same because it exceeds the amount permitted by Law, the act of creating it is ultra vires, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; or (d) any payment of the Obligation to Administrative Agent or any Lender is held to constitute a preference under any Debtor Relief Law or for any other reason Administrative Agent or any Lender is required (without any obligation of any Lender or Administrative Agent to contest such requirement) to refund that payment or make payment to someone else (and in each such instance, the Obligation will be reinstated in an amount equal to that payment).

         11.3 PERFORMANCE BY ADMINISTRATIVE AGENT. If any covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Documents, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Loan Parties, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume, and shall never have, except by its

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

express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

         11.4 DELEGATION OF DUTIES AND RIGHTS. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives.

         11.5 NOT IN CONTROL. Nothing in any Loan Document shall, or shall be deemed to (a) give any Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management of any Company, (b) preclude or interfere with compliance by any Company with any Law, or (c) require any act or omission by any Company that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Document is included for credit documentation purposes only and shall not, be deemed to, mean that any Agent or any Lender acquiesces in any non-compliance by any Company with any Law or document, or that any Agent or any Lender does not expect the Company to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. The Agents and the Lenders have no fiduciary relationship with or fiduciary duty to any Company arising out of or in connection with the Loan Documents, and the relationship between the Agents and the Lenders, on the one hand, and Companies, on the other hand, in connection with the Loan Documents is solely that of debtor and creditor. The power of the Agents and Lenders under the Loan Documents is limited to the Rights provided in the Loan Documents, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Agents and Lenders in their respective good faith business judgment.

         11.6 COURSE OF DEALING. The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

         11.7 CUMULATIVE RIGHTS. All Rights available to Administrative Agent and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at Law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

         11.8 APPLICATION OF PROCEEDS. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.12.

         11.9 CERTAIN PROCEEDINGS. Each Loan Party will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration (other than securities Law registration), qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because the Loan Parties agree that Administrative Agent's and Lenders' remedies at Law for failure of the Loan Parties to comply with the provisions of this Section would be inadequate and that such failure would not be adequately

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compensable in damages, the Loan Parties agree that the covenants of this
Section may be specifically enforced.

         11.10 EXPENDITURES BY LENDERS. Borrower shall promptly pay within fifteen (15) Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent, incident to any Loan Document (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent in connection with the syndication, negotiation, preparation, delivery, execution, coordination and administration of the Loan Documents and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses of Lenders and Administrative Agent incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of any Loan Party arising under the Loan Documents (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Documents (including, but not limited to, reasonable attorneys' fees, court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid.

         11.11 INDEMNIFICATION. BORROWER AND EACH OTHER LOAN PARTY (BY EXECUTION OF A GUARANTY) AGREES, JOINTLY AND SEVERALLY, TO INDEMNIFY AND HOLD HARMLESS EACH AGENT, ARRANGER, LC ISSUER, AND EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LIABILITIES), COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 11.12 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER, THEIR DIRECTORS, SHAREHOLDERS, OR CREDITORS, OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWER AND EACH OTHER LOAN PARTY (BY EXECUTION OF A GUARANTY) AGREE NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF THE COMPANIES HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE LOAN PARTIES CONTAINED IN THIS SECTION 11.12 SHALL SURVIVE THE PAYMENT IN FULL OF THE BORROWINGS AND ALL OTHER AMOUNTS PAYABLE UNDER THE LOAN DOCUMENTS AND THE TERMINATION OF THE REVOLVER COMMITMENT.

SECTION 12 AGREEMENT AMONG LENDERS.

         12.1     ADMINISTRATIVE AGENT; LC ISSUERS.

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                  (a)      Appointment of Administrative Agent. Each Lender
         hereby appoints Wells Fargo Bank, National Association (and Wells Fargo Bank, National Association hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from Borrower under the Loan Documents; (vi) to promptly distribute to each Lender its Pro Rata Part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, or otherwise) in accordance with the terms of the Loan Documents; (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and (viii) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Documents or as directed by Lenders from time to time; provided, however, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable Law.

                  (b) Actions of LC Issuers. Each LC Issuer shall act on behalf of the Lenders with respect to any LC issued by it and the documents associated therewith, and the LC Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this SECTION 12 with respect to any acts taken or omissions suffered by such LC Issuer in connection with LCs issued by it or proposed to be issued by it and the LC Agreements pertaining to such LCs as fully as if the term "Administrative Agent" as used in this SECTION 12 included the LC Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the LC Issuer.

                  (c) Resignation of Administrative Agent. Successor Administrative Agents. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to Lenders and may be removed as Administrative Agent under the Loan Documents at any time with cause by Required Lenders; provided that any such resignation by Wells Fargo shall also constitute its resignation as the Swing Line Lender and a LC Issuer. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by Required Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent and Swing Line Lender, and the respective terms "Administrative Agent" and "Swing Line Lender" shall mean such successor administrative agent and swing line lender, and the retiring Administrative Agent and Swing Line Lender shall be discharged from its duties and obligations of Administrative Agent under the Loan Documents, and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Documents. After any retiring Administrative Agent's resignation or removal as Administrative Agent under the Loan

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         Documents, the provisions of this SECTION 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

                  (d) Administrative Agent as a Lender. Non-Fiduciary. Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "Lender" shall, unless the context otherwise indicates, include Administrative Agent and any LC Issuer hereunder; and any resignation by, or removal of Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and each Loan Party agrees that Administrative Agent is not a fiduciary for Lenders or for the Companies but simply is acting in the capacity described herein to alleviate administrative burdens for both the Companies and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or the Companies except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

                  (e) Other Activities of Administrative Agent. Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with any Company, act as trustee or depositary for any Company, or otherwise be engaged in other transactions with any Company (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of any Company which are not contemplated or included in the Loan Documents, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Loan Parties arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or such offsets referenced above, or the proceeds thereof, shall be applied to reduction of the Obligation arising under the Loan Documents, then each Lender shall be entitled to share in such application on a Pro Rata basis.

         12.2 EXPENSES. Upon demand by Administrative Agent, each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; provided that, each Lender shall be entitled to receive its Pro Rata Part of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

         12.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Documents is concerned, or to relieve any Lender from absorbing its ratable portion of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Documents).

         12.4 DELEGATION OF DUTIES; RELIANCE. Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its Representatives. Administrative Agent and its Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon)

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any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Obligation owed to such Lender for all purposes until, subject to SECTION 13.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Obligation owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default or Potential Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has received written notice from a Lender or Borrower and stating that such notice is a "Notice of Default," and (d) be entitled to consult with legal counsel (including counsel for any Company), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         12.5     LIMITATION OF LIABILITY.

                  (a) General. None of the Agents or any of their respective Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct; and none of the Agents or any of their respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that, nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

                  (b) Non-Discretionary Actions; Indemnification. Unless indemnified to its satisfaction against loss, cost, liability, and expense, neither Administrative Agent nor any other Agent shall be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Administrative Agent requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. Except where action of Required Lenders or all Lenders is required in the Loan Documents, Administrative Agent may act hereunder in its own discretion without requesting instructions. In no event, however, shall Administrative Agent or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or all Lenders if required in the Loan Documents).

                  (c) Independent Credit Decision. Neither Administrative Agent nor any other Agent or LC Issuer shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent, any other Agent, or any LC Issuer in respect of, (i) the creditworthiness of any Loan Party and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or

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

         perfection of any Lien hereafter granted or purported to be granted under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Loan Party. Each Lender agrees to indemnify Administrative Agent and each LC Issuer and their respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Documents or any action taken or omitted by them under the Loan Documents (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT, ANY LC ISSUER, OR THEIR REPRESENTATIVES), to the extent Administrative Agent, LC Issuer, and their respective Representatives are not reimbursed for such amounts by any Loan Party (provided that, Administrative Agent, any LC Issuer, and their respective Representatives shall not have the right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct).

         12.6     DEFAULT.

                  (a) Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders. All Rights of action under the Loan Documents, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative Agent. In actions with respect to any property of the Loan Parties, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of the Loan Parties to the Obligation shall be construed as being for the ratable benefit of each Lender.

                  (b) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether any Principal Debt or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                           (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Principal Debt and interest due thereon, LC Exposure, and all other Obligation that is owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under SECTIONS 5 and 11.10) allowed in such judicial proceeding; and

                           (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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

         and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements, and advances of Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under SECTIONS 5 and 11.10.

         Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment, or composition affecting the Obligation or the Rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                  (c) Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Guaranty:
         (i) upon termination of the Revolver Commitment and payment and satisfaction of the Obligation; (ii) upon the sale, transfer, or disposition of any Guarantor which is expressly permitted pursuant to the Loan Documents, including, without limitation, under SECTION 9.19;
         (iii) as contemplated in SECTION 6.2; or (iv) if approved, authorized, or ratified in writing by all necessary Lenders. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent's authority to release particular Guaranties pursuant to this SECTION 12.6.

                  (d) In furtherance of the authorizations set forth in this SECTION 12.6, each Lender hereby irrevocably appoints Administrative Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender, to execute instruments of release or to take other action necessary to release Guaranties to the extent authorized in PARAGRAPH (c) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to Administrative Agent's power, as attorney, relative to the matters described in this SECTION 12.6. The powers and authorities herein conferred on Administrative Agent may be exercised by Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of Administrative Agent. The power of attorney conferred by this SECTION 12.6(d) is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligation, or any part thereof, shall remain unpaid or Lenders are obligated to make any Borrowings under the Loan Documents.

         12.7 LIMITATION OF LIABILITY. To the extent permitted by Law, (a) neither Administrative Agent nor any other Agent (acting in their respective agent capacities) shall incur any liability to any other Lender, Agent, or Participant except for acts or omissions resulting from its own fraud, gross negligence or willful misconduct, and (b) neither Administrative Agent nor any other Agent, Lender, or Participant shall incur any liability to any other Person for any act or omission of any other Lender, Agent, or Participant.

         12.8 RELATIONSHIP OF LENDERS. Nothing herein shall be construed as creating a partnership or joint venture among Agents and Lenders.

         12.9 BENEFITS OF AGREEMENT. None of the provisions of this SECTION 12 shall inure to the benefit of any Company or any other Person other than Lenders; consequently, no Company or any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Agent or any Lender to comply with such provisions.

         12.10 AGENTS. None of the Lenders identified in this Agreement as a "Syndication Agent" or "Documentation Agent" shall have any Rights, powers, obligations, liabilities, responsibilities, or duties

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

under the Loan Documents other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "Syndication Agent" or "Documentation Agent" shall have or be deemed to have any fiduciary relationship with any Lender. Any Lender that is a "Syndication Agent" or "Documentation Agent," may voluntarily relinquish its title by giving written notice thereof to Administrative Agent and Borrower. Upon such relinquishments, a successor "Syndication Agent" or "Documentation Agent" may be appointed upon the mutual agreement of Borrower and Administrative Agent.

         12.11 OBLIGATIONS SEVERAL. The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

         SECTION 13 MISCELLANEOUS.

         13.1 HEADINGS. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

         13.2 NONBUSINESS DAYS. In any case where any payment or action is due under any Loan Document on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; provided that, if, in the case of any such payment in respect of a Eurodollar Rate Borrowing, the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

         13.3 COMMUNICATIONS; FACSIMILE COPIES.

                  (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to CLAUSE (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                           (i) if to Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for Administrative Agent on SCHEDULE 2.1 or to such other address, facsimile number, electronic mail address, or telephone number as shall be designated by such party in a notice to the other parties;

                           (ii) if to Borrower or any other Loan Party, the address set forth by such Person's signature on the signature page of this Agreement or the Guaranty (as applicable) or to such other address, facsimile number, electronic mail address, or telephone number as shall be designated by such party in a notice to Administrative Agent; and

                           (iii) if to any other Lender, to the address, facsimile number, electronic mail address, or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties.

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

         All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of CLAUSE (c) below), when delivered; provided, however, that notices and other communications to Administrative Agent, any LC Issuer, and the Swing Line Lender pursuant to SECTION 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

                  (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, Administrative Agent, and the Lenders. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                  (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in SECTION 9.3, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         13.4 FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished under any provision of the Loan Documents must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

         13.5 EXCEPTIONS TO COVENANTS. No Loan Party shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Document if such action or omission would result in the breach of any other covenant contained in any of the Loan Documents.

         13.6 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent, any Agent, or any Lender (and any other provision of the Loan Documents that expressly provides for such survival) shall survive termination of this Agreement and payment in full of the Obligation.

         13.7 GOVERNING LAW. (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF TEXAS applicable to agreements made and to be performed entirely within such State; PROVIDED THAT ADMINISTRATIVE Agent AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY, TEXAS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, BORROWER, EACH OTHER LOAN PARTY, ADMINISTRATIVE Agent, AND EACH LENDER CONSENTS, FOR ITSELF AND IN

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

RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. BORROWER, EACH OTHER LOAN PARTY, ADMINISTRATIVE Agent, AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. BORROWER, EACH OTHER LOAN PARTY, ADMINISTRATIVE Agent, AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         13.8 INVALID PROVISIONS. If any provision in any Loan Document is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Document shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, and each Loan Party party to such Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

         13.9 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF EACH LOAN PARTY, LENDERS, AND AGENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY LOAN PARTY, ANY LENDER, AND/OR ANY AGENT, (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE LOAN PARTIES, LENDERS, AND AGENTS, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

         13.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO (INCLUDING BORROWER AND EACH OTHER LOAN PARTY BY EXECUTION OF A GUARANTY), IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, EACH HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THE WAIVERS IN THIS SECTION 13.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT.

         13.11 AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

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                  (a)      Except as otherwise specifically provided, (i) this
         Agreement may only be amended, modified, or waived by an instrument in writing executed jointly by Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except removal of Administrative Agent as provided in SECTION 12) by Administrative Agent, and, in the case of any matter affecting LC Issuers by LC Issuers, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver if Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except as set forth above), Administrative Agent, have approved same.

                  (b) Any amendment to or consent or waiver under any Loan Document which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender affected thereby, and, in the case of any matter affecting Administrative Agent, by Administrative Agent: (i) postpones or delays any date fixed by the Loan Documents for any payment or mandatory prepayment of all or any part of the Obligation payable to such Lender or Administrative Agent;
         (ii) reduces the interest rate or decreases the amount of any payment of principal, interest, fees, or other sums payable to Administrative Agent or any such Lender hereunder (except such reductions as are contemplated by this Agreement); (iii) changes the definitions of "REQUIRED LENDERS," "PRO RATA" or "PRO RATA PART"; (iv) changes the order of application of any payment or prepayment set forth in SECTIONS
         3.3 and 3.12 in any manner that materially affects such Lender or Administrative Agent; (v) except as otherwise permitted by any Loan Document, waives compliance with, amends, or releases all or substantially all of the Guaranties; (vi) increases the Maximum Revolver Amount; or (vii) changes this CLAUSE (b) or any other matter specifically requiring the consent of all Lenders hereunder. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, or consent hereunder, except that the Committed Sum of such Lender may not be increased or extended without the consent of such Lender.

                  (c) Any amendment to increase any Lender's Committed Sum pursuant to SECTION 2.4 or otherwise or to add any new Lender pursuant to SECTION 2.4 shall be executed by Borrower and the particular existing or new Lender.

                  (d) Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document shall be controlled by the terms and provisions herein.

                  (e) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Required Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         13.12 MULTIPLE COUNTERPARTS. The Loan Documents may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of any Loan Document, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by Borrower, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or,

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when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

         13.13 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.

                  (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties, or obligations under any Loan Documents without the express written consent of all Lenders, and (ii) except as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

                  (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Borrowings and its Notes -- to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes); provided, however, that:

                           (i) each such assignment shall be to an Eligible Assignee;

                           (ii) except in the case of an assignment to another Lender or an Affiliate of Lender, or in the case of an assignment of all of a Lender's Rights and obligations under the Loan Documents, any such partial assignment under the Revolver Facility shall not be less than $5,000,000 (unless Administrative Agent and, unless a Default or Potential Default has occurred and is continuing, Borrower consents thereto (in their sole discretion) in writing which may be evidenced by their acceptance and execution of the related Assignment and Acceptance Agreement), provided that, no partial assignment (including any assignment among Lenders) may result in any Lender holding less than $5,000,000.

                           (iii) each such assignment by a Lender shall be of a proportionate part of all of the assigning Lender's Rights and obligations under this Agreement and the Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes);

                           (iv) the parties to such assignment shall execute and deliver to Administrative Agent for its acceptance an Assignment and Acceptance Agreement in the form of EXHIBIT E hereto ("ASSIGNMENT AND ACCEPTANCE"), together with any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and a processing fee of $3,500, including, without limitation, any assignment between Lenders; and

                           (v) so long as any Lender is an Agent under this Agreement, such Lender (or an Affiliate of such Lender) shall retain an economic interest in the Loan Documents, will not assign all of its Rights, duties, or obligations under the Loan Documents, except to an Affiliate of such Lender, and will not enter into any Assignment and Acceptance that would have the effect of such Lender assigning all of its Rights, duties, or obligations under the Loan Documents to any Person other than an Affiliate of such Lender unless such Agent has relinquished such title in accordance with SECTION 12.1 (with respect to Administrative Agent) or SECTION 12.10 (with respect to the other Agents).

         Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations,

         Rights, and benefits of a Lender under the Loan Documents and the assigning Lender shall, to the extent of such assignment, relinquish its Rights and be released from its obligations under the Loan Documents. Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue appropriate Notes to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 4.6.

                  (c) Administrative Agent shall maintain at its address referred to in SECTION 13.3 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, Committed Sum of, and Principal Debt owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by Borrower, or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this SECTION 13.13, SCHEDULE 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and, where appropriate, respective Committed Sum of the assignor and assignee.

                  (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

                  (e) Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. In the event of any such sale to a Participant, (i) such Lender shall remain a "Lender" under the Loan Documents and the Participant shall not constitute a "Lender" hereunder, (ii) such Lender's obligations under the Loan Documents shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under the Loan Documents, (v) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Documents, and (vi) such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold Borrower and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Documents, other than certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of SECTION 4 with respect to all participations in its part of the Obligation outstanding from time to time, so long as Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under SECTION 4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Document, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (other than mandatory prepayments, if any), interest, or fees due under the Loan Documents, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by the Loan Documents), or releases all or any substantial portion of the Guaranties (except such releases of Guaranties as are contemplated in SECTION 6.2); provided that, in those cases where a Participant is entitled to the benefits of
         SECTION 4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Documents respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

                  (f) Notwithstanding any other provision set forth in this Agreement, any Lender may, without notice to, or the consent of Borrower or Administrative Agent, at any time assign and pledge all or any portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank or any Lender which is a fund may pledge all or any portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) to its trustee in support of its obligations to its trustee. No such assignment shall release the assigning Lender from its obligations hereunder.

         13.14 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The obligations of each Loan Party under the Loan Documents shall remain in full force and effect until termination of the Revolver Commitment, payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, and expiration of all LCs, except that SECTIONS 4, 11, and 13, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, the obligations of each Loan Party under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         13.15 CONFIDENTIALITY. Each of Administrative Agent and Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees, and agents, including accountants, legal counsel, and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any Rights hereunder or any suit, action, or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its Rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of Borrower; or (h) to the extent such Information
(i) becomes publicly available other than as a result of a breach of this Section or

(ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Loan Party. In addition, Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitment, and the Borrowing. For the purposes of this Section, "INFORMATION" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "INFORMATION" shall not include, and Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Borrowings, LCs, and transactions contemplated hereby.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK.

                            SIGNATURE PAGES FOLLOW.]

EXECUTED as of the date first written above.

                                       PIER 1 IMPORTS, INC.,
                                       as Borrower

                                       By: /s/ Marvin J. Girouard
                                           -------------------------------------
                                           Marvin J. Girouard
                                           Chairman of the Board, President and
                                           Chief Executive Officer

Mailing Address:

301 Commerce Street, Suite 600
Fort Worth, Texas 76102

                  Signature Page to Revolving Credit Agreement
                             (Pier 1 Imports, Inc.)

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                       as Administrative Agent, as Swing Line
                                       Lender, and as a Lender

                                       By: /s/ Zach Johnson
                                           -------------------------------------
                                           Name: Zach Johnson
                                           Title: Vice President

                  Signature Page to Revolving Credit Agreement
                             (Pier 1 Imports, Inc.)

                                       BANK OF AMERICA, N.A.,
                                       as Syndication Agent and as a Lender

                                       By: /s/ Amy Krovocheck
                                           -------------------------------------
                                           Name: Amy Krovocheck
                                           Title: Vice President

                  Signature Page to Revolving Credit Agreement
                             (Pier 1 Imports, Inc.)

                                       JPMORGAN CHASE BANK,
                                       as Documentation Agent and as a Lender

                                       By: /s/ Brian McDougal
                                           -------------------------------------
                                           Name: Brian McDougal
                                           Title: Vice President

                  Signature Page to Revolving Credit Agreement
                             (Pier 1 Imports, Inc.)

                                       WACHOVIA BANK, NATIONAL ASSOCIATION,
                                       as a Lender

                                       By: /s/ Susan T. Vitale
                                           -------------------------------------
                                           Name: Susan T. Vitale
                                           Title: Vice President

                  Signature Page to Revolving Credit Agreement
                             (Pier 1 Imports, Inc.)

                                       HSBC BANK U.S.A.,
                                       as a Lender

                                       By: /s/ Cynthia M. Niesen
                                           -------------------------------------
                                           Name: Cynthia M. Niesen
                                           Title: First Vice President

                  Signature Page to Revolving Credit Agreement
                             (Pier 1 Imports, Inc.)

                                       SUNTRUST BANK,
                                       as a Lender

                                       By: /s/ Michael S. Murphey
                                           -------------------------------------
                                           Name: Michael S. Murphey
                                           Title: Director

                  Signature Page to Revolving Credit Agreement
                             (Pier 1 Imports, Inc.)

                                       THE BANK OF TOKYO - MITSUBISHI, LTD.,
                                       as a Lender

                                       By: /s/ Brenda Trader
                                           -------------------------------------
                                           Name: Brenda Trader
                                           Title: Banking Off.

                                       By: /s/ John M. Mearns
                                           -------------------------------------
                                           Name: John M. Mearns
                                           Title: VP & Manager

                  Signature Page to Revolving Credit Agreement
                             (Pier 1 Imports, Inc.)

                                       BANK ONE, N.A.,
                                       as a Lender

                                       By: /s/ Robert Humphreys
                                           -------------------------------------
                                           Name: Robert Humphreys
                                           Title: Vice President

                  Signature Page to Revolving Credit Agreement
                             (Pier 1 Imports, Inc.)

                                   EXHIBIT A-1
                              FORM OF REVOLVER NOTE

$____________                                              ____________ __, ____

         FOR VALUE RECEIVED, PIER 1 IMPORTS, INC. ("BORROWER"), hereby promises to pay to the order of ______________________ ("LENDER"), at the offices of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for Lender and others as described below, on the Termination Date, the lesser of (a) $_______________ and (b) the aggregate Principal Debt disbursed by Lender to Borrower and outstanding and unpaid on the Termination Date (together with accrued and unpaid interest thereon) at such interest rates as are specified in the Credit Agreement (hereinafter defined).

         This note has been executed and delivered under, and is subject to the terms of, the Revolving Credit Agreement, dated as of August 22, 2003 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Administrative Agent, Lender, and other agents and lenders party thereto, and is one of the "Revolver Notes" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to SECTION 3.9 of the Credit Agreement for usury savings provisions.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

PIER 1 IMPORTS, INC.

By: ___________________________
    Name:______________________
    Title:_____________________

                                                                     EXHIBIT A-1

                                   EXHIBIT A-2
                             FORM OF SWING LINE NOTE

$15,000,000                                                ____________ __, ____

         FOR VALUE RECEIVED, PIER 1 IMPORTS, INC. ("BORROWER"), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("SWING LINE LENDER"), on the Termination Date, the lesser of (a) $15,000,000 and (b) the Swing Line Principal Debt disbursed by Swing Line Lender to Borrower (together with accrued and unpaid interest thereon) at such interest rates, on such dates, and in such amounts as are specified in the Credit Agreement (hereinafter defined).

         This note has been executed and delivered under, and is subject to the terms of, the Revolving Credit Agreement, dated as of August 22, 2003 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender, and other agents and lenders party thereto, and is the "Swing Line Note" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to SECTION 3.9 of the Credit Agreement for usury savings provisions.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

PIER 1 IMPORTS, INC.

By: ___________________________
    Name:______________________
    Title:_____________________

                                                                     EXHIBIT A-2

                                   EXHIBIT B-1
                            FORM OF BORROWING NOTICE
                             (Pier 1 Imports, Inc.)

                          Dated ______________ __, ____

Wells Fargo Bank, National Association
      as Administrative Agent for the
      Lenders as defined in the Credit
      Agreement referred to below
1740 Broadway
Denver, CO 80274
C7300-034
Attn: Edward M. Welty
Senior Loan Administrator - Closings
Agency Syndications
PHONE 303-863-5486
FAX 303-863-5533

         Reference is made to the Revolving Credit Agreement, dated as of August 22, 2003 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Pier 1 Imports, Inc. ("BORROWER"), Wells Fargo Bank, National Association, as Administrative Agent, and other Agents and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned Borrower hereby gives you notice pursuant to the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection set forth below the terms on which such Borrowing is requested to be made:

         Borrowing Date:(1) ________________

         Amount of Borrowing:(2) ____________________

         Type of Borrowing:(3) ___________________

         For a Eurodollar Rate Borrowing, the Interest Period and the last day thereof:(4) __________________

         The undersigned Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the Borrowing Date specified herein after giving effect to such Borrowing:

                  (a) The requested Borrowing will not cause the Revolver Commitment Usage to exceed the Revolver Commitment;

                  (b) All of the representations and warranties of any Company set forth in the Loan Documents are true and correct in all material respects;

                  (c) No Default or Potential Default has occurred and is continuing or will arise after giving effect to the requested Borrowing; and

                  (d)      The requested Borrowing is permitted by Law.

                                                                     EXHIBIT B-1

                                       Very truly yours,

                                       Pier 1 Imports, Inc.

                                       By: ________________________________
                                           Name:___________________________
                                           Title:__________________________
Rate:_________________________

Confirmed by:_________________

(1) Must be a Business Day occurring prior to the Termination Date and be at least (a) three Business Days following receipt by Administrative Agent of this Borrowing Notice for any Eurodollar Rate Borrowing, and (b) One Business Day following receipt by Administrative Agent of this Borrowing Notice for any Base Rate Borrowing.

(2) Not less than $1,000,000 or greater integral multiple of $500,000 if a Eurodollar Rate Borrowing, or $500,000 or greater integral multiple of $100,000 if a Base Rate Borrowing.

(3)  Eurodollar Rate Borrowing or Base Rate Borrowing.

(4) 1, 2, 3, or 6 months; in no event may the Interest Period end after the Termination Date.

                                                                     EXHIBIT B-1

                                   EXHIBIT B-2
                            FORM OF CONVERSION NOTICE
                             (Pier 1 Imports, Inc.)

                            _______________ __, ____

Wells Fargo Bank, National Association
      as Administrative Agent for the
      Lenders as defined in the Credit
      Agreement referred to below
1740 Broadway
Denver, CO 80274
C7300-034
Attn: Edward M. Welty
Senior Loan Administrator - Closings
Agency Syndications
PHONE 303-863-5486
FAX 303-863-5533

         Reference is made to the Revolving Credit Agreement, dated as of August 22, 2003 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Pier 1 Imports, Inc., ("BORROWER"), Wells Fargo Bank, National Association, as Administrative Agent, and other Agents and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned Borrower hereby gives you notice pursuant to SECTION 3.11 of the Credit Agreement that it elects to convert a Borrowing under the Credit Agreement from one Type to another Type or elects a new Interest Period for a Eurodollar Rate Borrowing, and in that connection set forth below the terms on which such election is requested to be made:

         Date of conversion or last day of applicable Interest Period:(1)
         _______________

         Principal amount of existing Borrowing being converted or continued:(2)
         _______________

         New Type of Borrowing selected (or Type of Borrowing continued):(3)
         _______________

         For conversion to, or continuation of, a Eurodollar Rate Borrowing, Interest Period and the last day thereof:(4) _______________

         As of the date hereof and of the requested Conversion, no Default or Potential Default has occurred and is continuing.

         On the date the rate is set, please confirm the interest rate below and return by facsimile transmission to _________________________.

                                                                     EXHIBIT B-2

                                       Very truly yours,

                                       Pier 1 Imports, Inc.

                                       By: ________________________________
                                           Name:___________________________
                                           Title:__________________________

Rate:_________________________

Confirmed by:_________________

(1) Must be a Business Day at least (a) three Business Days following receipt by Administrative Agent of this Conversion Notice for any conversion from a Base Rate Borrowing to a Eurodollar Rate Borrowing or a continuation of a Eurodollar Rate Borrowing for an additional Interest Period, and (b) one Business Day following receipt by Administrative Agent of this Conversion Notice for a conversion from a Eurodollar Rate Borrowing to a Base Rate Borrowing.

(2) Not less than $1,000,000 or greater integral multiple of $500,000 or such lesser amount as may be outstanding (if a Eurodollar Rate Borrowing).

(3)      Eurodollar Rate Borrowing or Base Rate Borrowing.

(4) 1, 2, 3, or 6; in no event may the Interest Period after the Termination Date.

                                                                     EXHIBIT B-2

                                   EXHIBIT B-3
                               FORM OF LC REQUEST
                             (Pier 1 Imports, Inc.)

                            ______________ __, ____

_____________________________,
         as LC Issuer as defined in the Credit
         Agreement referred to below
___________________________
___________________________
Attn: ______________________
Fax:  ______________________

Wells Fargo Bank, National Association
      as Administrative Agent for the
      Lenders as defined in the Credit
      Agreement referred to below
1740 Broadway
Denver, CO 80274
C7300-034
Attn: Edward M. Welty
Senior Loan Administrator - Closings
Agency Syndications
PHONE 303-863-5486
FAX 303-863-5533

         Reference is made to the Revolving Credit Agreement, dated as of August 22, 2003 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Pier 1 Imports, Inc. ("BORROWER"), Wells Fargo Bank, National Association, as Administrative Agent, and other Agents and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Borrower hereby gives you notice pursuant to SECTION 2.2(a) of the Credit Agreement that it requests the [issuance/extension/renewal/increase in the stated amount] of an LC under the LC Subfacility, and in that connection sets forth below the terms on which such LC is requested to be [issued/extended/renewed/increased]:

(A)      Face amount of the LC(1)                          _____________________

(B)      Date on which the LC is to be
         [issued/extended/renewed/increased](2)            _____________________

(C)      Expiration date of the LC(3)                      _____________________

         Accompanying this notice is a duly executed and properly completed LC Agreement in the form satisfactory to LC Issuer, together with the payment of any LC Fees due and payable pursuant to SECTION 5.5 of the Credit Agreement.

         Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date specified herein for the [issuance/extension/renewal/increase] of the LC, after giving effect to the [issuance/extension/renewal/increase] of such LC:

                                                                     EXHIBIT B-3

                  (a) the [issuance/extension/renewal/increase] of the requested LC will not cause the Revolver Commitment Usage to exceed the Revolver Commitment;

                  (b) the [issuance/extension/renewal/increase] of the requested LC will not cause the LC Exposure to exceed $50,000,000;

                  (c) all of the representations and warranties of any Company set forth in the Loan Documents are true and correct in all material respects;

                  (d) no Default or Potential Default has occurred and is continuing or will arise after giving effect to the requested LC; and

                  (e)      the issuance of the requested LC is permitted by Law.

                                       Very truly yours,

                                       Pier 1 Imports, Inc.

                                       By: ________________________________
                                           Name:___________________________
                                           Title:__________________________

Rate:_________________________

Confirmed by:_________________

(1) The amount of requested LC, plus the LC Exposure shall not exceed $50,000,000 (as the maximum amount of such LC Subfacility may be reduced or canceled in accordance with the Loan Documents).

(2) Must be a Business Day at least three Business Days following receipt by LC Issuer and Administrative Agent of this LC Request.

(3) Not later than the earlier of the Termination Date or one year from the date of issuance.

                                                                     EXHIBIT B-3

                                    EXHIBIT C
                                FORM OF GUARANTY

         THIS GUARANTY is executed as of __, 2003, [jointly and severally] by the undersigned ([each a] "GUARANTOR," [and collectively, the "GUARANTORS"]), for the benefit of Wells Fargo Bank, National Association (in its capacity as Administrative Agent for the benefit of Lenders).

                                    RECITALS

         A. Pier 1 Imports, Inc. ("BORROWER"), Wells Fargo Bank, National Association, as Administrative Agent (including its permitted successors and assigns in such capacity, "ADMINISTRATIVE AGENT"), and certain other Agents and Lenders (including their respective permitted successors and assigns, "LENDERS") have entered into a Revolving Credit Agreement, dated as of August 22, 2003 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT");

         B. Provisions of the Credit Agreement permit each Guarantor to directly or indirectly receive proceeds of Borrowings made pursuant thereto; and

         C. This Guaranty is integral to the transactions contemplated by the Loan Documents and the execution and delivery hereof is a condition precedent to Lenders' obligations to extend credit under the Loan Documents.

         ACCORDINGLY, for adequate and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, [each] Guarantor [, jointly and severally,] guarantees to Administrative Agent and Lenders the prompt payment of the Guaranteed Debt (defined below) as follows:

         1. DEFINITIONS. Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this Guaranty. As used in this Guaranty:

         BORROWER means Borrower (as defined in the Credit Agreement), Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for Borrower or for all or substantially all of Borrower's assets under any Debtor Relief Law.

         CREDIT AGREEMENT is defined in the recitals to this Guaranty.

         GUARANTEED DEBT means, collectively, whether now existing or hereafter arising, (a) the Obligation and (b) all present and future costs, attorneys' fees, and expenses reasonably incurred by Administrative Agent or any Lender to enforce Borrower's, [any] Guarantor's, or any other obligor's payment of any of the Guaranteed Debt, including, without limitation (to the extent lawful), all present and future amounts that would become due but for the operation of
Section 502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest (including, without limitation, all post-maturity interest and any post-petition interest in any proceeding under Debtor Relief Laws to which Borrower or [any] Guarantor becomes subject).

         GUARANTOR [and GUARANTORS] is defined in the preamble to this Guaranty.

         LENDER means, individually, or LENDERS means, collectively, on any date of determination, Administrative Agent and Lenders and their permitted successors and assigns.

                                                                       EXHIBIT C

         SUBORDINATED DEBT means [, for each Guarantor,] all present and future obligations (including, without limitation, Subrogation/Contribution Rights (defined below)) of any Company to [such] Guarantor, whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to [such] Guarantor, (c) held by or are to be held by [such] Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing.

         2. GUARANTY. This is an absolute, irrevocable, and continuing guaranty of payment, not collection, and the circumstance that at any time or from time to time the Guaranteed Debt may be paid in full does not affect the obligation of [any] Guarantor with respect to the Guaranteed Debt incurred after that. This Guaranty remains in effect until the Guaranteed Debt is fully and irrevocably paid and performed, and all commitments to extend any credit under the Loan Documents have terminated, and all LCs have expired or been terminated. [No] Guarantor may [not] rescind or revoke its obligations with respect to the Guaranteed Debt.

         3. CONSIDERATION. [Each] Guarantor represents and warrants that the extension of credit and other transactions under the Credit Agreement may reasonably be expected to directly or indirectly benefit it, that it is benefiting from the financial strength and flexibility of Borrower and its consolidated Subsidiaries and the advances made to Guarantor and the other Companies, and that the value of the consideration received and to be received by [such] Guarantor is reasonably worth at least as much as [such] Guarantor's liability and obligation under this Guaranty.

         4. CUMULATIVE RIGHTS. If [any] Guarantor becomes liable for any indebtedness owing by Borrower to Administrative Agent or any Lender, other than under this Guaranty, that liability may not be in any manner impaired or affected by this Guaranty. The Rights of Administrative Agent or Lenders under this Guaranty are cumulative of any and all other Rights that Administrative Agent or Lenders may ever have against [any] Guarantor. The exercise by Administrative Agent or Lenders of any Right under this Guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other Right.

         5. PAYMENT UPON DEMAND. If a Default exists, [each] Guarantor shall, on demand and without further notice of dishonor and without any notice having been given to [any] Guarantor previous to that demand of either the acceptance by Administrative Agent or Lenders of this Guaranty or the creation or incurrence of any Guaranteed Debt, pay the amount of the Guaranteed Debt then due and payable to Administrative Agent and Lenders. It is not necessary for Administrative Agent or Lenders, in order to enforce that payment by [any] Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on any Guaranteed Debt or to enforce Rights against any collateral securing any Guaranteed Debt.

         6. SUBORDINATION. The Subordinated Debt is expressly subordinated to the full and final payment of the Guaranteed Debt. Upon the occurrence and during the continuation of a Default, [each] Guarantor agrees not to accept or attempt to collect (whether through litigation or otherwise) any payment of any Subordinated Debt from any Company. If [any] Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, [such] Guarantor shall hold that payment in trust for Administrative Agent and Lenders and promptly turn it over to Administrative Agent, in the form received (with any necessary endorsements), to be applied to the Guaranteed Debt.

         7.       SUBROGATION AND CONTRIBUTION.

         Guarantor shall have the benefit of, and does not waive, any Rights of recourse, subrogation, reimbursement, contribution, indemnification, or similar Rights (collectively, "SUBROGATION/CONTRIBUTION

                                                                       EXHIBIT C

RIGHTS") which Guarantor may have under applicable Law against any Company as a result of Guarantor's performance of its obligations hereunder. Without limiting the effect of SECTION 6 immediately above, until irrevocable payment in full of the Guaranteed Debt and the termination of the Obligation of Lenders to extend credit under the Loan Documents, (a) [no] Guarantor may [not] assert, enforce, or otherwise exercise, or seek to obtain or share in, any security for Subrogation/Contribution Rights against Borrower or any other obligor on the Guaranteed Debt or any security, (b) [each] Guarantor defers all of the foregoing Rights (whether they arise in equity, under contract, by statute, under common Law, or otherwise), and (c) [each] Guarantor defers the benefit of, and subordinates any Right to participate in, any security given to Administrative Agent or Lenders or any other beneficiary to secure payment of any Guaranteed Debt.

         8. NO RELEASE. Guarantor's[s'] obligations under this Guaranty may not be released, diminished, or affected by the occurrence of any one or more of the following events: (a) any taking or accepting of any other security or assurance for any Guaranteed Debt; (b) any release, surrender, exchange, subordination, impairment, or loss of any collateral securing any Guaranteed Debt; (c) any full or partial release of the liability of any other obligor on the Obligation (including, without limitation, any release effected pursuant to SECTION 6 of the Credit Agreement), except for any final release resulting from irrevocable payment in full of the entire Obligation; (d) the modification of, or waiver of compliance with, any terms of any other Loan Document; (e) the insolvency, bankruptcy, or lack of corporate or partnership power of any other obligor at any time liable for any Guaranteed Debt, whether now existing or occurring in the future; (f) any renewal, extension, or rearrangement of any Guaranteed Debt or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Administrative Agent or any Lender to any other obligor on the Obligation; (g) any neglect, delay, omission, failure, or refusal of Administrative Agent or any Lender to take or prosecute any action in connection with the Guaranteed Debt or to foreclose, take, or prosecute any action in connection with any Loan Document; (h) any failure of Administrative Agent or any Lender to notify [any] Guarantor of any renewal, extension, or assignment of any Guaranteed Debt, or the release of any security or of any other action taken or refrained from being taken by Administrative Agent or any Lender against Borrower or any new agreement between Administrative Agent, any Lender, and Borrower; it being understood that neither Administrative Agent nor any Lender is required to give [any] Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Debt, other than any notice required to be given to [any] Guarantor by Law or elsewhere in this Guaranty; (i) the unenforceability of any Guaranteed Debt against any other obligor or any security securing same because it exceeds the amount permitted by Law, the act of creating it is ultra vires, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; or (j) any payment of the Obligation to Administrative Agent or any Lender is held to constitute a preference under any Debtor Relief Law or for any other reason Administrative Agent or any Lender is required to refund that payment or make payment to someone else (and in each such instance this Guaranty will be reinstated in an amount equal to that payment).

         9. WAIVERS. By execution hereof, [each] Guarantor acknowledges and agrees to the waivers set forth in SECTION 11.2 of the Credit Agreement. To the maximum extent lawful, [each] Guarantor waives all Rights by which it might be entitled to require suit on an accrued Right of action in respect of any Guaranteed Debt or require suit against Borrower or others.

         10. LOAN DOCUMENTS. By execution hereof, [each] Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Loan Documents are applicable to Guarantor[s] by their terms and shall be imposed upon Guarantor[s], and [each] Guarantor reaffirms that each such representation and warranty is true and correct to the extent that it relates to such Guarantor and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, [each] Guarantor acknowledges and

                                                                       EXHIBIT C
agrees that this Guaranty is subject to the offset provisions of the Loan Documents in favor of Administrative Agent and Lenders. In the event the Credit Agreement or any other Loan Document shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Debt remains unpaid, the terms, covenants, and agreements of the Credit Agreement or such other Loan Document incorporated herein by reference shall nevertheless continue in full force and effect as obligations of Guarantor[s] under this Guaranty.

         11. RELIANCE AND DUTY TO REMAIN INFORMED. [Each] Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Loan Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. [Each] Guarantor confirms that it has made its own independent investigation with respect to Borrower's creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by Administrative Agent or any Lender as to that creditworthiness. [Each] Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting Borrower's ability to perform under the Loan Documents to which it is a party or any collateral securing any Guaranteed Debt.

         12. NO REDUCTION. The Guaranteed Debt may not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (except for the defense of complete and final payment of the Guaranteed Debt) of Borrower or any other obligor against Administrative Agent or any Lender or against payment of the Guaranteed Debt, whether that offset, claim, or defense arises in connection with the Guaranteed Debt or otherwise. Those claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, impossibility, frustration of purpose, and unconscionability.

         13. INSOLVENCY OF GUARANTOR[S]. Should [any] Guarantor (a) not be Solvent, or (b) fail to pay its debts generally as they become due, or (c) voluntarily seek, consent to, or acquiesce in, the benefit or benefits of any Debtor Relief Law (other than as a creditor or claimant), or (d) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted hereunder (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing; provided, however, that no order for relief shall have been entered in the interim), then, in any such event, the Guaranteed Debt shall be, as among [such] Guarantor, Administrative Agent, and Lenders, a fully matured, due, and payable obligation of [such] Guarantor to Administrative Agent and Lenders, payable in full by [such] Guarantor to Lenders upon demand, and the amount thereof so payable shall be the estimated amount owing in respect of the contingent claim created hereunder.

         14. LOAN DOCUMENT. This Guaranty is a Loan Document and is subject to the applicable provisions of SECTIONS 1 and 13 of the Credit Agreement, including, without limitation, the provisions relating to GOVERNING LAW, JURISDICTION, VENUE, AND WAIVER OF JURY TRIAL, all of which are incorporated into this Guaranty by reference the same as if set forth in this Guaranty verbatim.

                                                                       EXHIBIT C

         15. NOTICES. For purposes of SECTION 13.3 of the Credit Agreement, [each] Guarantor's address and telecopy number are as set forth next to [such] Guarantor's signature on the signature page hereof.

         16. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this Guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of SECTION 13.11 of the Credit Agreement or in conformity with
SECTION 6.2 of the Credit Agreement.

         17. ADMINISTRATIVE AGENT AND LENDERS. Administrative Agent is Administrative Agent for each Lender under the Credit Agreement. All Rights granted to Administrative Agent under or in connection with this Guaranty are for each Lender's ratable benefit. Administrative Agent may, without the joinder of any Lender, exercise any Rights in Administrative Agent's or Lenders' favor under or in connection with this Guaranty. Administrative Agent's and each Lender's Rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, [no] Guarantor is [not] required to inquire about any such agreement or is subject to any of its terms unless [such] Guarantor specifically joins such agreement; therefore, neither Guarantor[s] nor [its] [their] respective successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party's failure or refusal to comply with the provisions of such agreement.

         [18.     JOINT AND SEVERAL OBLIGATIONS OF GUARANTORS.

         (a) Subject to CLAUSE (c) of this SECTION 18, each Guarantor is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Guaranteed Debt, for the mutual benefit, directly and indirectly, of each Guarantor and in consideration of the undertakings of each Guarantor to accept joint and several liability for the obligations of each of them.

         (b) Subject to CLAUSE (c) of this SECTION 18, each Guarantor jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Guarantors with respect to the payment and performance of all of the Guaranteed Debt arising under this Guaranty, the other Loan Documents, and any other documents relating to the Guaranteed Debt, it being the intention of the parties hereto that all the Guaranteed Debt shall be the joint and several obligations of each Guarantor without preferences or distinction among them.

         (c) Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents, or in any other documents relating to the Guaranteed Debt, the obligations of each Guarantor under the Credit Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.]

         19. PARTIES. This Guaranty benefits Administrative Agent, Lenders, and their respective successors and assigns and binds Guarantor[s] and [its] [their respective] successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the Rights of Administrative Agent under this Guaranty automatically vest in that new Administrative Agent as successor Administrative Agent on behalf of Lenders without any further act, deed, conveyance, or other formality other than that appointment. The Rights of Administrative Agent and Lenders under this Guaranty may be transferred with any assignment of the Guaranteed Debt pursuant to and in accordance with the terms of the Credit Agreement. The Credit Agreement contains provisions governing assignments of the Guaranteed Debt and of Rights and obligations under this Guaranty.

                                                                       EXHIBIT C

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                          SIGNATURE PAGE(S) TO FOLLOW.

                                                                       EXHIBIT C

         EXECUTED as of the date first stated in this Guaranty.

                                            GUARANTOR[S]:

Address: __________________________

                                            By: ________________________________
                                                Name: __________________________
Telephone: ________________________             Title: _________________________

Facsimile: ________________________

                                                                       EXHIBIT C

                                    EXHIBIT D
                         FORM OF COMPLIANCE CERTIFICATE
                             (Pier 1 Imports, Inc.)

DATE:                                                          ________________,

SUBJECT PERIOD:                             ___________ ended _________________,

ADMINISTRATIVE AGENT: Wells Fargo Bank, National Association

BORROWER:                                       Pier 1 Imports, Inc.

         This certificate is delivered under the Revolving Credit Agreement, dated as of August 22, 2003 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Lenders, Wells Fargo Bank, National Association, as Administrative Agent for itself and other Lenders, and other Agents party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

         The undersigned certifies to Lenders that:

         (a) the undersigned is a Responsible Officer of Borrower in the position set forth under the signature below;

         (b) the Financial Statements attached to this certificate were prepared in accordance with GAAP, and present fairly in all material respects the consolidated financial condition and results of operations of the Companies as of, and for the [three, six, or nine months, or fiscal year] ended on, , ____ (the "SUBJECT PERIOD") [(subject only to normal year-end audit adjustments)];

         (c) the undersigned has reviewed the activities of the Companies during the Subject Period, and during the Subject Period, (i) the Companies kept, observed, performed, and fulfilled each and every covenant and condition of the Loan Documents in all material respects, and (ii) no Default (nor any Potential Default) has occurred which has not been cured or waived; and

         (d) the status of compliance by the Companies with SECTION 9.22 of the Credit Agreement at the end of the Subject Period is as set forth on ANNEX A to this certificate;

                                  [Signature of Responsible Officer of Borrower]

                                  By: __________________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                                                       EXHIBIT D

                        ANNEX A TO COMPLIANCE CERTIFICATE
                             (Pier 1 Imports, Inc.)

       Status of Compliance with SECTION 9.22 of the Credit Agreement (1)

       [(Unless otherwise indicated, all calculations are to be made on a consolidated basis for the Companies at the date of determination with respect to the most recently-ended Rolling Period in accordance with SECTION 1.3 of the Credit Agreement)]

         Borrower shall provide to Administrative Agent (for the benefit of Lenders) detailed calculations, in form and substance reasonably acceptable to Administrative Agent, demonstrating compliance with the following covenants:

SECTION 9.22(a) - LEVERAGE RATIO

SECTION 9.22(b) - FIXED CHARGE COVERAGE RATIO

SECTION 9.22(c) - TANGIBLE NET WORTH

(1) All as more particularly determined in accordance with the terms of the Credit Agreement, which control in the event of conflicts with this form.

                                               ANNEX A TO COMPLIANCE CERTIFICATE

                                    EXHIBIT E
                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This Assignment and Acceptance (this "ASSIGNMENT AND ACCEPTANCE") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "ASSIGNOR") and [Insert name of Assignee] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in ANNEX 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, LCs and Swing Line Borrowings included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to CLAUSE (i) above (the rights and obligations sold and assigned pursuant to CLAUSES (i) and (ii) above being referred to herein collectively as, the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor: ______________________________

2.       Assignee: ______________________________ [and is an Affiliate of
         [identify Lender]]

3.       Borrower: Pier 1 Imports, Inc.

4. Administrative Agent: Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5. Credit Agreement: The Revolving Credit Agreement, dated as of August 22, 2003, among Pier 1 Imports, Inc., Wells Fargo Bank, National Association, and the other Lenders and Agents parties thereto

6.       Assigned Interest:

Aggregate Amount of Revolver Commitment for all Lenders: _____________________

Amount of Revolver Commitment Assigned: _______________________

Percentage Assigned: __________________________

                                                                       EXHIBIT E

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                       ASSIGNOR
                                       --------
                                       [NAME OF ASSIGNOR]

                                       By: _____________________________
                                           Title:

                                       ASSIGNEE
                                       --------
                                       [NAME OF ASSIGNEE]

                                       By: _____________________________
                                           Title:

Consented to and Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
 Administrative Agent

By: _________________________________
    Title:

[Consented to](1):

Pier 1 Imports, Inc.

By: _________________________________
    Title:

--------------------------

         (1) To be added only if the consent of Borrower is required by the terms of the Credit Agreement.

                                                                       EXHIBIT E

                      ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
                   CREDIT AGREEMENT WITH PIER 1 IMPORTS, INC.

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

                  1.       Representations and Warranties.

                  1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document,
(ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                  1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to SECTION 9.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Lender organized under the Laws of a jurisdiction outside the United States, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                  3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

                                  SCHEDULE 1.1

                                FISCAL-MONTH ENDS
                             (Pier 1 Imports, Inc.)

Fiscal Year - 04                Fiscal Year - 05             Fiscal Year - 06             Fiscal Year - 07
----------------                ----------------             ----------------             ----------------
   04/05/03                         04/03/04                     04/02/05                     04/01/06
   05/03/03                         05/01/04                     04/30/05                     04/29/06
   05/31/03*                        05/29/04*                    05/28/05*                    05/27/06*
   07/05/03                         07/03/04                     07/02/05                     07/01/06
   08/02/03                         07/31/04                     07/30/05                     07/29/06
   08/30/03*                        08/28/04*                    08/27/05*                    08/26/06*
   10/04/03                         09/02/04                     10/01/05                     09/30/06
   11/01/03                         10/30/04                     10/29/05                     10/28/06
   11/29/03*                        11/27/04*                    11/26/05*                    11/25/06*
   01/03/04                         01/01/05                     12/31/05                     12/30/06
   01/31/04                         01/29/05                     01/28/06                     01/27/07
   02/28/04*                        02/26/05*                    02/25/06*                    03/03/07*

* Denotes Fiscal Quarter end

                                                                    SCHEDULE 1.1

                                  SCHEDULE 2.1

                             LENDERS AND COMMITMENTS
                             (Pier 1 Imports, Inc.)

             LENDER
             ------
           PERCENTAGE                         COMMITTED SUM         COMMITMENT
           ----------                         -------------       -------------
Wells Fargo Bank, National Association       $ 27,500,000.00       22.000000000%
Attn: Zachary Johnson
1445 Ross Avenue, 23rd Floor
Dallas, TX  75202
214.661-1225; 214.969.0371 (fax)

JPMorgan Chase Bank                          $ 17,500,000.00       14.000000000%

Bank of America, N.A.                        $ 17,500,000.00       14.000000000%

Wachovia Bank, National Association          $ 15,000,000.00       12.000000000%

HSBC Bank U.S.A.                             $ 12,500,000.00       10.000000000%

SunTrust Bank                                $ 12,500,000.00       10.000000000%

The Bank of Tokyo-Mitsubishi, Ltd.           $ 12,500,000.00       10.000000000%

Bank One, N.A.                               $ 10,000,000.00        8.000000000%

TOTAL:                                       $125,000,000.00      100.000000000%

                                                                    SCHEDULE 2.1

                                  SCHEDULE 7.1

                         CONDITIONS PRECEDENT TO CLOSING
                             (Pier 1 Imports, Inc.)

         The Agreement and related Loan Documents shall not become effective unless Administrative Agent has received all of the following (unless otherwise indicated, all documents shall be dated as of August 22, 2003, and all terms used with their initial letters capitalized are used herein with their meanings as defined in the Agreement) or the following conditions shall have otherwise been satisfied or waived:

1. The Agreement. The Agreement (together with all Schedules and Exhibits thereto) executed by Borrower, Administrative Agent, and each Lender.

2. Notes. With respect to any Lender requesting Notes pursuant to SECTION 3.1(b), each of the Notes, payable to the order of each applicable Lender, as contemplated in SECTION 3.1(b).

3. Guaranty. A Guaranty, in the form of EXHIBIT C, executed by each Guarantor.

4. Organizational Documents. Copies of the Articles of Incorporation, Certificate of Incorporation, or Articles of Organization and all amendments thereto of each Loan Party (other than any Loan Party that is a partnership), each accompanied by two certificates that such copy is correct and complete, (a) one certificate dated a Current Date (as used herein, the term "CURRENT DATE" means any date not more than 30 days prior to the Closing Date), issued by the appropriate Governmental Authority of the jurisdiction of organization of each such entity, and
         (b) one certificate dated the Closing Date, executed by a Responsible Officer, and the Secretary, Assistant Secretary, or other similar officer of each such entity.

5. Bylaws/Operating Agreements. A copy of the Operating Agreement or Bylaws, and all amendments thereto, of each Loan Party (other than any Loan Party that is a partnership), accompanied by a certificate that such copy is correct and complete, dated the Closing Date, and executed by a Responsible Officer, and the Secretary, Assistant Secretary, or other similar officer of each such entity.

6. Partnership Agreements. A copy of the currently-effective partnership agreement for each Loan Party that is a partnership, and all amendments thereto, accompanied by a certificate that such copy is correct and complete, dated the Closing Date, executed by the general partner or other appropriate managing partner of such partnership, together with a certificate of limited partnership dated a Current Date, issued by the appropriate Governmental Authority of the jurisdiction of organizations of each such partnership that is a limited partnership.

7. Good Standing and Authority. Certificates of the appropriate Governmental Authorities of each jurisdiction of organization of each Loan Party, each dated a Current Date, to the effect that each such Loan Party organized in such jurisdiction is in good standing with respect to the payment of franchise and similar Taxes (to the extent such information is available) and is duly qualified to transact business in such jurisdiction.

8. Incumbency/Secretary's Certificate. Certificates of incumbency dated as of the Closing Date with respect to all managers, officers, or partners of each Loan Party that will be authorized to execute or attest to any of the Loan Documents on behalf of such Loan Party, executed by a Responsible Officer, and the Secretary, Assistant Secretary, or other similar officer of each such

                                                                    SCHEDULE 7.1

         Loan Party (or general partner or other appropriate managing partner for any Loan Party that is a partnership).

9. Resolutions. Copies of resolutions duly adopted by the Board of Directors or other governing body of each Loan Party, approving this Agreement and the other Loan Documents and authorizing the transactions contemplated in such Loan Documents, accompanied by a certificate of the Secretary or an Assistant Secretary of each such Loan Party, dated as of the Closing Date, certifying that such copy is a true and correct copy of resolutions duly adopted at a meeting of (which may be held by conference telephone or similar communications equipment by means of which all Persons participating in a meeting can hear each other if permitted by applicable Law and, if required by such Law, by such entity's Bylaws or Operating Agreement), or by the unanimous written consent of (if permitted by applicable Law and, if required by such Law, by such entity's Bylaws or Operating Agreement), the Board of Directors or other governing body of each such Loan Party, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Closing Date.

10. Partnership Authorization. For each Loan Party that is a partnership, evidence of authorization by the applicable partners, in each case authorizing the execution and full performance of the Loan Documents, and all other documents and actions required pursuant thereto, accompanied by a certificate from the general partner or other appropriate managing partner, dated as of the Closing Date, certifying that such copy is a true and correct copy of the authorizations adopted by the partnership and that such authorizations constitute all authorizations adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Closing Date.

11. Opinion of Counsel to the Loan Parties. The opinion of outside counsel to the Loan Parties, addressed to Administrative Agent and Lenders, on terms acceptable to Administrative Agent.

12. Payoff Letters/Lien Releases. Payoff letters or other evidence of payoff amounts in form and substance reasonably acceptable to Administrative Agent relating to the payoff of the Existing Credit Agreement and the release of any Liens other than Permitted Liens.

13. Consents, filings, etc. Evidence satisfactory to Administrative Agent and its counsel that each of the Loan Parties has received all approvals, authorizations, consents, and waivers of any Governmental Authority or other Person necessary or appropriate for the execution, delivery, and performance by each Loan Party of the Loan Documents to which it is a party, including, without limitation, (a) all such approvals, authorizations, consents, and waivers disclosed in the Loan Documents, and (b) all filings, consents, or approvals with or of Governmental Authorities necessary to enter into the Loan Documents or consummate any other transactions contemplated by the Loan Documents.

14. Borrowing Notice. A duly completed Borrowing Notice for the initial Borrowing, delivered to Administrative Agent.

15. Current Financials and Compliance Certificate. True and correct copies of the Current Financials, together with a Compliance Certificate prepared as of the Closing Date, on a pro forma basis after giving effect to the closing of the Loan Documents.

16. Payment of Fees and Closing Fees. Evidence of payment of all fees payable on or prior to the Closing Date to Administrative Agent, any other Agent, Arranger, or any Lender as provided for

                                                                    SCHEDULE 7.1
         in SECTION 5 of the Agreement (including, without limitation, any upfront fees payable to Lenders), together with reimbursements to Administrative Agent and Arranger for all fees and expenses incurred in connection with the negotiation, preparation, and closing of the transactions evidenced by the Loan Documents (including, without limitation, attorney's fees and expenses).

17. Debt Rating. Confirmation satisfactory to Administrative Agent that Borrower's long-term unsecured debt is rated a minimum of BBB-/Baa3 by both S&P and Moody's, respectively.

18. No Judgments. There shall not exist any decree, judgment, ruling, injunction, or other Law which restrains the consummation of any transaction contemplated by the Loan Documents in the manner contemplated therein.

19. Other Documents. Such other agreements, documents, instruments, opinions, certificates, and evidences as Administrative Agent may reasonably request.

                                                                    SCHEDULE 7.1

                                  SCHEDULE 8.3

                     CAPITAL STOCK AND PARTNERSHIP INTERESTS
                             (Pier 1 Imports, Inc.)

                                   (Attached)

                                                                    SCHEDULE 8.3

[CORPORATE ORGANIZATIONAL CHART]

                                  SCHEDULE 9.13

                                 EXISTING LIENS
                             (Pier 1 Imports, Inc.)

Fixed and floating charges on all or substantially all of the present and future assets of The Pier (Retail) Limited.